SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2010

ALLSTAR  RESTAURANTS
(Exact name of registrant as specified in Charter)

Nevada	000-52763	20-2638087
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

24th Floor, Building A, Zhengxin Mansion, No. 5 of 1st Gaoxin Rd, Hi-Tech Development Zone, Xi’an City, PRC
 (Address of registrant's principal executive offices)

029-82098912-8038
(Issuer’s Telephone Number, Including Area Code

1458 Broad Street, Regina, Sask. S4R 1Y9, Canada
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements
 This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” “our company,” “AREN”, “Allstar” or the “Registrant” refer to Allstar Restaurants., a Nevada corporation.

Item 1.01   Entry Into A Material Definitive Agreement
As more fully described in Item 2.01 below, on February 12, 2010, Allstar executed and consummated a Merger Agreement and Plan of Reorganization dated February 12, 2010, (the “Merger Agreement”) by and among Allstar Restaurants, a Nevada corporation Allstar Acquisitions Co., a Delaware corporation which is a wholly owned subsidiary of Allstar Restaurants. China Qinba Pharmaceuticals, Inc., a Delaware corporation (“China Qinba Pharmaceuticals”), Terry G. Bowering and Guozhu Wang, Guiping Zhang, Xiu’e Xing, Yong Xu, XiLing Gao, Xianhong Xue, Congge Wei and Xiulan Kang  constituting the majority Shareholders of China Qinba Pharmaceuticals, Inc.  The material terms of the Merger Agreement are more fully described in Exhibit 2.1 of this report.

In the Merger Transaction, through our wholly-owned subsidiary Allstar Acquisitions Co., we acquired control of China Qinba Pharmaceuticals, Inc.  a Delaware corporation  and the parent company of Xi-an Development Co., Ltd., a wholly foreign-owned enterprise (“WFOE”) organized under the laws of the People’s Republic of China (“PRC”) (“Xi’an Development”), by issuing to the all of the China Qinba Pharmaceuticals Shareholders shares our of Common Stock as consideration for all of the outstanding capital stock of China Qinba Pharmaceuticals. The Majority Qinba Shareholders with whom we consummated the merger included Guozhu Wang, Guiping Zhang, Xiu’e Xing, Yong Xu, XiLing Gao, Xianhong Xue, Congge Wei and Xiulan Kang (the “Majority China Qinba Shareholders”).

At the closing, Allstar Restaurants issued 33,600,000 shares of common stock to all of  the China Qinba Pharmaceuticals Shareholders as merger consideration for 100% of the common stock of China Qinba Pharmaceuticals. Immediately after the Closing, we had a total of 38,450,000 shares of common stock outstanding, with all of  the China Qinba Pharmaceuticals Shareholders (and their assignees) owning approximately 87.39 % of our outstanding common stock, and the balance held by those who held our common stock prior to the Closing.

Our board of directors (the “Board”) as well as the directors and the majority shareholders of China Qinba Pharmaceuticals each approved the Merger Agreement. Following the Closing Date, Allstar Acquisitions Co. merged with and into China Qinba Pharmaceuticals, which became the surviving entity and our wholly-owned subsidiary.

Pursuant to the Merger Agreement, Terry Bowering transferred 5,100,000 shares of common stock of Allstar Restaurants for cancellation in exchange for 100% of the issued and outstanding shares of China Doll Foods Ltd. a wholly-owned subsidiary, d/b/a China Doll Restaurant and Lounge. Terry Bowering and Allstar Restaurants entered into a binding agreement with respect to such transaction on February 12, 2010.

Item 2.01   Completion of Acquisition or Disposition of Assets
Closing of Merger Agreement
As described in Item 1.01 above, on February 12, 2010, we acquired China Qinba Pharmaceuticals, a PRC based pharmaceutical manufacturing company in accordance with the Merger Agreement. The closing of the transaction took place on February 12, 2010 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Merger Agreement, we acquired all of the outstanding capital stock and ownership interests of China Qinba Pharmaceuticals from China Qinba Pharmaceuticals Shareholders; and the China Qinba Pharmaceuticals Shareholders transferred and contributed all of their Interests to us. In exchange, we issued to the China Qinba Pharmaceuticals Shareholders 33,600,000 shares, which represent approximately 87.39% of our common stock, upon completion of certain related transaction as described herein. On the Closing Date, Allstar Acquisition Co. merged into China Qinba Pharmaceuticals and China Qinba Pharmaceuticals became our surviving wholly owned subsidiary.

Post-Closing Matters
Pursuant to the Merger Agreement the Company is also obligated to take certain post-closing actions, including:

(a)  Board of Directors. Within 120 days following the closing, the Company is required to nominate a five-member Board of Directors of the Company, a majority of which shall be independent, as defined under the NASDAQ Marketplace Rules, and to take all actions and obtain all authorizations, consents and approvals as are required to be obtained in order to effect the election of those nominees. As of the date of this Current Report, the company has two directors, neither of which are independent. The Company shall appoint four new directors, of which three will be independent, within 120 days following the closing, see Item 2.01 - “Directors and Executive Officers,” - “Our Directors and Executive Officers” of this Current Report.

At the Closing, (i) Mr. Guozhu Wang was duly appointed to the Board of Directors of the Company, and (ii) subject to Rule 14F-1 of the Exchange Act, Mr. Terry Bowering shall resign as a member of the Board of Directors of the company, and Tao Lei, Zaizhi Cheng, Xiaogang Zhu and Michael Segal shall be duly appointed to the Board of Directors of Allstar Restaurants.

 (b)  Filing of Registration Statement. Within 90 days of the closing of the Merger, we are obligated to file a registration statement with the SEC covering and registering for re-sale all of the Common Stock underlying the warrants issued in the Warrant Private Placement. The Warrant Private Placement Agreement is filed as an Exhibit.

(c)  Reverse Share Split.  Within 90 days of the closing of the Merger, the company will use its best commercially reasonable efforts to effect a 5 for 6 reverse share split.

(d)  Name Change.  Within 30 days of the closing of the Merger, the company will use its commercially reasonable efforts to effect a name change from AllStar Restaurants to China Pharmaceuticals, Inc.

BUSINESS
Background of Allstar Restaurants and Corporate Structure
We were incorporated on December 22, 2004 under the laws of the State of Nevada originally under the name Nexstar Properties, Inc. By Director’s resolution, on March 30, 2005, the company’s name was changed to Allstar Restaurants. The company’s United States registered office is located at 375 N. Stephanie Street, Suite 1411, Henderson, NV  89193-8909. Our principal executive offices are located at 1458 Broad Street, Regina, Saskatchewan, S4R 1Y9, Canada.

The company was established to pursue opportunities in the family style full-service casual dining segment of the restaurant industry. Allstar Restaurants, through a wholly owned subsidiary called Fastserve Foods Inc., acquired on July 1, 2005, currently owns and operates an established restaurant and licensed lounge called China Doll Restaurant and Lounge. This restaurant is located in the city of Regina, in the province Saskatchewan, Canada. Fastserve Foods Inc, which had recently changed its name to China Doll Foods Ltd., previously acted as the operating company for all business activities relating to the company’s restaurant business(s) in Western Canada.

The company incorporated a wholly-owned subsidiary under the laws of the State the Delaware under the name Allstar Acquisitions Co. on February 3, 2010.

Allstar Restaurants incorporated a wholly-owned subsidiary under the laws of the State of Nevada under the name China Qinba Pharmaceuticals, Inc. on February 4, 2010. Allstar Restaurants filed an amendment to the articles of China Qinba Pharmaceuticals Inc. with the State of Nevada to change its name to China Pharmaceuticals, Inc. on February 16, 2010.

As described above in Item 2.01, on February 12, 2010, the company entered into a Merger Agreement with China Qinba Pharmaceuticals Inc., a Delaware corporation. On February 18, 2010, the Company filed Articles of Merger with the State of Delaware.

Background of Xi’an Pharmaceuticals
Xi’an Pharmaceuticals was incorporated in the PRC in 1969.  Xi’an Pharmaceuticals is our operating company and is in the business of manufacturing, marketing and sales of pharmaceuticals in China.

China Qinba Pharmaceuticals was incorporated in Delaware on May 29, 2008. Xi’an Development is a “wholly owned foreign enterprise” incorporated in the PRC on August 18, 2008.  Xi’an Development is a wholly owned subsidiary of China Qinba Pharmaceuticals.  China Qinba Pharmaceuticals, through its wholly owned subsidiary Xi’an Development, and a number of contractual arrangements, described below, indirectly controls Xi’an Pharmaceuticals, a medical and pharmaceutical developer, manufacturer and marketer in the PRC.

As described below, the Entrustment Management Agreement was entered into between Xi’an Development and Xi’an Pharmaceuticals, to which China Qinba Pharmaceuticals exercises control over the operations and business of Xi’an Pharmaceuticals through Xi’an Development. Pursuant to the Entrustment Management Agreement, China Qinba Pharmaceuticals shall receive all net profits and assume all operational losses of Xi’an Pharmaceuticals through Xi’an Development.

Xi’an Development entered into a Management Entrustment Agreement with Xi’an Pharmaceuticals  and the shareholders of Xi’an Pharmaceuticals (the “Management Entrustment Agreement”), in which Xi’an Pharmaceuticals and its shareholders agreed to transfer control, or entrust, the operations and management of its business to Xi’an Development. Under the agreement, Xi’an Development manages the operations and assets of Xi’an Pharmaceuticals, controls all of the cash flows of Xi’an Pharmaceuticals through a bank account controlled by Xi’an Development, is entitled to 100% of earnings before tax of Xi’an Pharmaceuticals, a management fee, and is obligated to pay all payables and loan payments of Xi’an Pharmaceuticals. In addition, under the terms of the Management Entrustment Agreement, Xi’an Development has been granted certain rights which include, in part, the right to appoint and terminate members of Xi’an Pharmaceuticals’ Board of Directors, hire management and administrative personnel and control decisions relating to entering and performing customer contracts and other instruments. We anticipate that Xi’an Pharmaceuticals will continue to be the contracting party under its customer contracts, bank loans and certain other instruments unless Xi’an Development exercises its option. The agreement does not terminate unless the business of Xi’an Pharmaceuticals is terminated or Xi’an Development exercises its option to acquire all of the assets or equity of Xi’an Pharmaceuticals under the terms of the Exclusive Option Agreement as more fully described below and completes the acquisition of Xi’an Pharmaceuticals.

In exchange for causing Xi’an Pharmaceuticals to enter into the Management Entrustment Agreement, Xi’an Development, through its parent company China Qinba Pharmaceuticals, issued an aggregate of 25,000,000 shares of China Qinba Pharmaceuticals’  common stock to the shareholders of Xi’an Pharmaceuticals which was allocated based on their respective pro rata ownership of Xi’an Pharmaceuticals.

In order to give Xi’an Development further control over Xi’an Pharmaceuticals, the Xi’an Pharmaceuticals shareholders and Xi’an Development, a wholly owned subsidiary of China Children in the PRC, entered into a shareholders’ Voting Proxy Agreement (the “Voting Proxy Agreement”) whereby the Xi’an Pharmaceuticals shareholders irrevocably and exclusively appointed the members of Xi’an Development’s board of directors, as their proxies to vote on all matters that require Xi’an Pharmaceuticals shareholder approval, including, without limitation, the right to appoint members of the board of directors of Xi’an Pharmaceuticals. The agreement further provides that Xi’an Pharmaceuticals will appoint all of the board of directors of Xi’an Development as its board of directors and must remove and appoint new members to its board to reflect any changes to the board of Xi’an Development.. The agreement terminates upon the exercise of the option by Xi’an Development to purchase the shares of Xi’an Pharmaceuticals as described below.

In order to enable Xi’an Pharmaceuticals to become an indirectly wholly owned subsidiary of Xi`an Developments when permitted under PRC law, Xi’an Development, Xi’an Pharmaceuticals and the Xi’an Pharmaceuticals shareholders entered into an exclusive option agreement (the “Exclusive Option Agreement”) whereby the Xi’an Pharmaceuticals shareholders granted Xi’an Development an irrevocable and exclusive purchase option (the “Option”) to acquire Xi’an Pharmaceuticals’ equity and/or remaining assets, but only to the extent that the acquisition does not violate limitations imposed by PRC law on such transactions. Current PRC law does not specifically provide for the equity of a non-PRC entity to be used as consideration for the purchase of a PRC entity’s assets or equity unless the value of the shares are equal to or greater than the value of the enterprise acquired. In addition, there is a lengthy appraisal process which must be approved by the provincial PRC government entities. The consideration for the exercise of the Option is to be determined by the parties and memorialized in future definitive agreements setting forth the kind and value of such consideration. Accordingly, we will consider exercising the Option under such circumstances we believe will be in our best interests and our shareholders and the Exclusive

Option Agreement has been drafted to give us such flexibility. In considering whether or not we will exercise the Option we may consider such factors as (1) if the exercise price can be lower than the appraised value under current PRC law (2) availability of funds, (3) any relevant tax considerations at the time, (4) any other relevant PRC laws that may exist at the time, (5) the value of our shares that were previously paid to shareholders of Xi’an Pharmaceuticals, and (6) whether or not the exercise of the Option will provide any other additional benefits to us or our shareholders. Upon exercise of the Option, the parties will prepare transfer documents to be submitted for governmental approval and work together to obtain all approvals and permits. The agreement may be terminated by agreement of all parties or by with 30 days notice.

In order to further solidify Xi`an Development`s rights, benefits and control of Xi’an Pharmaceuticals under the Entrusted Management Agreement, Voting Proxy Agreement and Exclusive Option Agreement, Xi’an Development and the Xi’an Pharmaceuticals shareholders entered into a share pledge agreement (the “Share Pledge Agreement”) whereby the Xi’an Pharmaceuticals shareholders pledged all of their equity interests in Xi’an Pharmaceuticals, including the proceeds thereof, to guarantee the performance by the shareholders of all of the agreements they entered into with Xi’an Development. Upon breach by any of the shareholders of any of the Management Entrustment Agreement, Voting Proxy Agreement, the Exclusive Option Agreement or the Share Pledge Agreement, Xi’an Development is entitled by operation of law to become the beneficial owner of the shares of Xi’an Pharmaceuticals. Prior to termination of the Share Pledge Agreement, the pledged equity interests of Xi’an Pharmaceuticals cannot be transferred without Xi’an Development’s prior written consent. The provisions of the Share Pledge Agreement and the Voting Proxy Agreement work together to give the board of directors of Xi’an Development control over transfers by the shareholders of Xi’an Pharmaceuticals. The agreement will not terminate until agreed to by all of the parties in writing.

The consolidated financial statements include the accounts of the Company, Xi’an Development and Xi’an Pharmaceuticals, its variable interest entity (“VIE”), for which the Company is the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation. The Company has adopted FIN 46R which requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns.

In determining Xi’an Pharmaceuticals is the VIE of Xi’an Development, the Company considered the following indicators, among others:

●
Xi’an Development has the full right to control and administrate the financial affairs and daily operation of Xi’an Pharmaceuticals and has the right to manage and control all assets of Xi’an Pharmaceuticals. The equity holders of Xi’an Pharmaceuticals as a group have no right to make any decision about Xi’an Pharmaceuticals activities without the consent of Xi’an Development.

●
Xi’an Development was assigned all voting rights of Xi’an Pharmaceuticals and has the right to appoint all directors and senior management personnel of Xi’an Pharmaceuticals. The equity holders of Xi’an Pharmaceuticals possess no substantive voting rights.

●	Xi’an Development will provide financial support if Xi’an Pharmaceuticals requires additional funds to maintain its operations and to repay its debts.

●
Xi’an Development should be paid a management fee equal to 100% of earnings before tax of Xi’an Pharmaceuticals and should assume all operation risks of Xi’an Pharmaceuticals and bear all losses of Xi’an Pharmaceuticals. Therefore, Xi’an Development is the primary beneficiary of Xi’an Pharmaceuticals.

Xi’an Pharmaceuticals is wholly owned by the majority shareholders of the Company. The capital provided to Xi’an Pharmaceuticals by the Company was recorded as interest-free loan to Xi’an Pharmaceuticals. There was no written note to this loan and the loan is not interest bearing and was eliminated during consolidation. Under various contractual agreements, the shareholders of Xi’an Pharmaceuticals are required to transfer their ownership to the Company’s subsidiary in China when permitted by PRC laws and regulations or to designees of the Company at any time when the Company considers it is necessary to acquire Xi’an Pharmaceuticals. In addition, the shareholders of Xi’an Pharmaceuticals have pledged their shares in Xi’an Pharmaceuticals as collateral to secure these contractual arrangements.

BUSINESS DESCRIPTION
Overview
Xi’an Pharmaceuticals was incorporated in the PRC in 1969.  China Qinba Pharmaceuticals was incorporated in Delaware in 2008. Xi‘an Development, is a “wholly owned foreign enterprise” incorporated in the PRC on in 2008.

As described below, China Qinba Pharmaceuticals through its wholly owned subsidiary Xi’an Development indirectly controlsXi’an Pharmaceuticals a medical and pharmaceutical developer, manufacturer and marketer in the PRC. The Entrustment Management Agreement was entered into between Xi’an Development and Xi’an Pharmaceuticals, to which China Qinba Pharmaceuticals exercises control over the operations and business of Xi’an Pharmaceuticals through Xi’an Development. Pursuant to the Entrustment Management Agreement, China Qinba Pharmaceuticals shall receive all net profits and assume all operational losses of Xi’an Pharmaceuticals through Xi’an Development.

Business
Xi’an Pharmaceuticals was formed in 1969 under the laws of the PRC.

We are a recently organized Delaware corporation that through our VIE is engaged in the research, development, manufacture, packaging, marketing and distribution of pharmaceutical and medical products in China for human use for a variety of diseases and conditions. All of our operations are conducted in the People’s Republic of China where our two manufacturing facilities are located, one in Xixiang County in Hanzhong and one in Xi’an Jinghe Industrial Zone. We manufacture pharmaceutical products in the form of capsules, oral solutions, tablets, granules, syrups, medicinal teas, tincture and solutions for injection that are either small volume parenteral solutions that are freeze dried powders or large volume parenteral solutions. Certain of the pharmaceutical products we manufacture are used in the treatment of viral pneumonia, hypotonicity dehydration, viral influenza and many other diseases and indications.

We currently manufacture 85 pharmaceutical products which are sold to numerous distributors who distribute our products pursuant to distribution agreements to licensed healthcare providers such as hospitals, clinics and pharmacies. We currently have 35 active distribution agreements. The raw materials used to manufacture our products include various medicinal herbs such as tumeric and zedoary, which we obtain from specified and qualified suppliers with national qualifications, and sulfamethoxazole, an antibiotic, which is primarily used in the manufacture of Fufang Qiguanyan Pian. We also enter into trading agreements for the supply of many of the materials used to manufacture and package our products including aluminum foil, which we use as the inner packing materials used in tablets production. Xi’an Pharmaceuticals has written agreements with substantially all of its suppliers.  The agreements with three of Xi’an Pharmaceuticals’ largest suppliers each commenced January 1, 2008 and expire December 31, 2010.  These agreements typically provide that the suppliers are to supply product to Xi’an Pharmaceuticals within a specified period of time after Xi’an Pharmaceuticals’ placement of an order.  Typically, Xi’an Pharmaceuticals is required to pay for the products within 60 days of their receipt. The price paid for the products shall be the market price publicized at the time of purchase.

Our focus has been on the development and sale of pharmaceutical products based on traditional Chinese medicines designed to address numerous diseases and indications, with an emphasis on sales to community hospitals and rural medical institutions.

History and Corporate Organization
Xi’an Pharmaceuticals was incorporated in the PRC in 1969.  Xi’an Pharmaceuticals is our operating company and is in the business of manufacturing, marketing and sales of pharmaceuticals in China.

Reorganization and Revised Structure
Allstar Restaurants is primarily engaged in the restaurant business and is located in the city of Regina, in the province of Saskatchewan, Western Canada.  Allstar Restaurants was incorporated on December 22, 2004 under the laws of the State of Nevada originally under the name Nexstar Properties, Inc. By Director’s resolution, on March 30, 2005, the company’s name was changed to Allstar Restaurants.

Allstar Restaurants was established to pursue opportunities in the family style full-service casual dining segment of the restaurant industry. Allstar Restaurants, through a wholly-owned subsidiary called Fastserve Foods Inc., acquired on July 1, 2005, currently owns and operates an established restaurant and licensed lounge called China Doll Restaurant and Lounge. This restaurant is located in the city of Regina, in the province Saskatchewan, Canada. This subsidiary, which recently changed its name to China Doll Foods Ltd., currently acts as the operating company for all business activities relating to the company’s restaurant business(s) in Western Canada. China Doll Restaurant and Lounge is currently the only restaurant location operated and wholly-owned by Allstar Restaurants.

China Qinba Pharmaceuticals was incorporated in Delaware on May 29, 2008. China Qinba Pharmaceuticals through its wholly owned subsidiary Xi’an Development indirectly controls Xi’an Pharmaceutical, a medical and pharmaceutical developer, manufacturer and marketer in the PRC. Xi’an Development Co., Ltd, (“Xi’an Development”) is a “wholly foreign owned enterprise” incorporated in the PRC on August 18, 2008.  As described below, China Qinba Pharmaceuticals through its wholly owned subsidiary Xi’an Development, indirectly controls Xi’an Pharmaceuticals.

In summary, we have no equity ownership interest in Xi’an Pharmaceuticals, however, through Xi’an Development, we are entitled to manage the operations of Xi’an Pharmaceuticals, manage and dispose of its assets, nominate officers and directors, make decisions as to the use of funds and manage cash flows and receive a management fee equal to 100% of earnings before tax of Xi’an Pharmaceuticals, and we are obligated to pay all of its debts. As a result, we are allowed to consolidate the financial statements of Xi’an Pharmaceuticals under GAAP. When we sell our equity or borrow funds we expect the proceeds will be forwarded to Xi’an Pharmaceuticals and accounted for as a loan to Xi’an Pharmaceuticals and eliminated during consolidation. We may also use the proceeds to repurchase our capital stock or for our corporate overhead expenses. If we borrow funds, we expect to be the primary obligor on any debt.

The Management Entrustment Agreement was utilized instead of a direct acquisition of assets, common stock or a share exchange because we could not pay cash directly or indirectly to acquire Xi’an Pharmaceuticals or its assets. PRC law only permits the purchase of equity interests or assets of a PRC entity by a non PRC entity if the purchase price is paid in cash and the purchase price is based upon the appraised value of the assets or equity. Although we did not conduct a formal appraisal of the value of the assets or equity of Xi’an Pharmaceuticals, based on the book value of the assets at December 31, 2007 ($18,115,275) and equity ($11,578,085) as shown on the balance sheet, we concluded that we did not have sufficient cash to pay the appraised value of the assets or equity.  Therefore, we, through Xi’an Development, entered into the Management Entrustment Agreement in exchange for the right to exercise functional control over Xi’an Pharmaceuticals and allow us to consolidate its financial results for the purposes of GAAP. Xi’an Development also entered into a Voting Proxy Agreement, Option Agreement and Share Pledge Agreement. East Associates, our PRC counsel, has advised us that in their opinion the Management Entrustment Agreement is legal and enforceable under PRC law.

Thus, by causing our subsidiary Xi’an Development to enter into the Management Entrustment Agreement, Voting Proxy Agreement and Share Pledge Agreement, we are permitted to consolidate the financial results of Xi’an Pharmaceuticals as our VIE.

The following diagram sets forth the corporate structure of China Qinba Pharmaceuticals before the combination:
COMBINATION

On February 12, 2010, China Qinba Pharmaceuticals, the Majority Qinba Shareholders, Allstar Restaurants, Allstar Acquisitions, and Terry Bowering, entered into a definitive Merger Agreement (“Merger Agreement”) for the combination of Allstar Acquisitions Co. and China Qinba Pharmaceuticals (the “Combination”). The Combination was accomplished by means of a merger agreement, in which the China Qinba Pharmaceuticals Shareholders exchanged all of their stock in China Qinba Pharmaceuticals for the new issuance of Allstar Restaurants’ common stock, and the filing of an Articles of Merger with the State of Delaware to effect the terms of the Merger Agreement. Under the terms of the Merger Agreement and as a result of the Combination:

●	China Qinba Pharmaceuticals became our wholly owned subsidiary;

●	In exchange for all of their shares of China Qinba Pharmaceuticals stock, the China Qinba Pharmaceuticals Shareholders received 33,600,000 newly issued shares of our common stock.

●
Immediately following the closing of the Combination, such shares of the China Qinba Pharmaceuticals Shareholders common stock represent approximately 78.78% of our issued and outstanding shares on a fully diluted basis.

The organization and ownership structure of the Company subsequent to the consummation of the combination as summarized in the paragraphs above is as follows:

This transaction closed on February 12, 2010.

PRINCIPAL PRODUCTS
In the fiscal year ended December 31, 2009, our revenues were principally derived from sales of products listed below. We have SFDA1 approval for all medicines and active pharmaceutical ingredients that we market. The sales of ready-made Chinese Traditional Medicines are required to obtain approval of SFDA. While sales of the raw materials of Chinese herbs are not required to obtain SFDA approval.  Detailed information in product table below.

_____________________
1The Chinese government agency, SFDA, is analogous to the Food and Drug Administration (“FDA”) in the United States. Unlike the FDA, however, the SFDA provides intellectual property and competitive protection to certain classes of approved drugs.

Pharmaceutical Products
We market our pharmaceutical products under numerous brand names, including “Xiaonengren” for our pediatric series of drugs. The following is a list of some of our approved pharmaceutical products and their intended uses.

Product No.	Product Name	Indications
1	Metronidazole and Glucose Injection	Varieties of tract infections caused by Anaerobion, trichomoniasis and amebic dysentery.
2	Sodium Chloride Injection	Hypotonicity dehydration solvent or thinner for injection.
3	Glucose and Sodium Chloride Injection	Body fluid loss; supply body fluid, electrolyte, energy preoperation, intraoperation and postoperation.
4	Glucose Injection	Supply energy and body fluid, total, total parenteral nutrition, hypoglycemia, hypertonic solution for dehydrating agent.
5	Compound Sodium Chloride Injection	Hypotonicity dehydration solvent or thinner for injection.
6	Mannitol Injection	Hydrocephalus, glaucoma, edema caused by deep burning or scald, acute renal failure and ascites.
7	Heartleaf Houttuynia Herb Injection	Clear heat, detoxification, promote diuresis. Used for lung abscess, phlegm, cough, urinary tract infections.
8	Sterilized Water for Injection	Solvent of sterilized powder for injection, thinner of injection, or wash solution for operation endoscope in urology Surgery.
9	Zedoary Turmeric Oil and Glucose Injection	Viral pneumonia, viral influenza, encephalitis, myocarditis, viral enteritis, mumps, stomatitis.
10	Zedoary Turmeric Oil and Glucose Injection	Anti-viral drug for children’s viral pneumonia.
11	Citicoline Sodium and Glucose Injection	Irritable neurocranium trauma, disturbance of consciousness after brain operation.
12	Fluconazole Injection	Mycotic infections by candida, cryptococcosis, coccidioidomycosis.
13	Fructose Sodium Diphosphate Injection	Hypophosphataemia angina, acute myocardial infarction and arrhythmia of coronary heart disease and myocardial ischemia of cardiac failure.
14	Matrine and Sodium Chloride Injection	Chronic active hepatitis, chronic prolonged hepatitis.
15	Glycerin Sodium Chloride Injection	High osmosis dehydrant. Reduce high cranial pressure caused by intracerebral hemorrhage, cerebral infarction, trauma, meningitis and brain tumor.
16	Xylitol and Sodium Chloride Injection	Supply heat, improve glycometabolism and remove ketonemia, used as substitute of sugar for diabetics.
17	Ligustrazine Hydrochloride Glucose Injection	Insufficient blood supply, cerebral embolism, angiitis, coronary heart disease, angina.
18	Levofloxacin and Glucose Injection	Respiratory tract infections, urinary tract infections, genital tract infections, skin soft tissue infections, enteral infections, septicemia.
19	Dexamethasone Sodium Phosphate Injection	Hypoadrenocorticism, rheumatoid arthritis, cerebral edema, congenital adrenal cortical hyperplasia.
20	Atropine Sulfate Injection	Toxic shock caused by serious infection, internal organs angina, preanesthetic medication, antiarrhythmic.
21	Kanamycin Sulfate	Systemic infections caused by various gram negative bacteria.
22	Gentamycin Sulfate	Urinary tract infection, septicemia, skin soft tissue infection, enteral infection caused by ordinary pathogen and preoperative prophylactic medication.
23	Hydrocortisone Injection	Toxic symptom caused by various infections, hypocorticoidism caused by various infections, anaphylactic shock.

24	Lappaconitine Hydrobromide for Injection	Non-addictive analgesics, strong analgesic effect, have effect of local anaesthesia, temperature reduction, antifebrile and detumescence.
25	Vitamin B12 Injection	Pernicious anemia, megaloblastic anemia, anemia caused by antifolate drugs, stearrhea.
26	Procaine Hydrochloride Injection	Local anesthetics, used for infiltration anesthesia, mental conduction block.
27	Bupleurum injection	Clear heat, relieve exterior syndrome, for cold treatment. Fever of influenza and malaria.
28	Lidocaine hydrochloride Injection	Local anesthetics, antiarrhythmic.
29	Analgin Tablets	Clear heat and kill pain.
30	Compound Sulfamethoxazole Tablets	Sulfa antibacterial drug.
31	Inosine Tablets	Coenzyme drug, improve metabolism, for various liver and heart diseases, leukocytopenia, central retinitis, optic atrophy.
32	Metronidazole Tablet	Amebicide, antitrichomonal agent, Anti-anaerobic bacteria.
	Vitamin C Tablets	Vitamin C, prevent and treat scurvy.
34	Occrycetin Tablets	Broad spectrum antibiotics. Used for rickettsiosis, brucellosis, mycoplasmalpneumonia, Chlamydia infection, sensitive Gram-positive cocci, subinfection caused by coccus-negative.
35	Lidan Paishi Pian	Clear heat and promote diuresis, cholagogue and remove calculi, biliary tract infection, cholecystitis.
36	Rhubarb Sodium Bicarbonate Tablets	Stomachic and acid making. Used for inappetence and hyperchlorhydria.
37	Dried Yeast Tablets	Vitamin medicine.
38	Berberine Hydrochloride Tablets	Antibacterial drug, used for intestinal infection of dysentery bacillus.
39	Compound Tablet of Fritillary Bulb	Clear lung heat, eliminate phlegm, and relieve cough and asthma. Used for wind cold cough and asthma, chest distress, acute and chronic bronchitis.
40	compound tablet of red sage root	Activate blood and dissolve stasis, regulate vital energy and alleviate pain, used for chest distress and angina.
41	Qinghuo Zhimai Pian	Clear heat, detoxification and purgation.
42	Xanthinol Nicotinate Tablets
Ischemic cerebrovascular diseases like cerebral infarction and thrombosis, brain damages like apoplectic sequela, cerebral trauma, brain surgery sequela, also used for thromboangitis obliterans and phlebitis.

43	Tolperisone Hydrochloride Injection	Central muscle relaxant, vasodilatation. Increase blood volume, used for atherosclerosis and apoplexy sequela.
44	Fufang Huzhang Anmin Pian	Clear heat and detoxification, used for fever, rhinorrhoea, headache, faucitis.
45	Berberine Hydrochloride and Trimethoprim Tablets	Gastroenteropathy caused by sensitive bacteria, intestinal infection like bacillary dysentery.
46	Fufang Qiguanyan Pian	Relieve inflammation, reduce phlegm, relieve asthma, for acute and chronic bronchitis.
47	Qinggan Pian	Clear heat and detoxification, cholagogue and remove calculi. Used for cold and fever, throat irritation, parotitis, muggy jaundice.
48	Paracetamol,Caffein,Atificial Cow-bezoar and chlorphenamine Maleate Tablets	Relieve fever, headache, blocked nose, sore throat and sneezing caused by common cold and influenza.

49	Sanhuang Pian
Clear heat and detoxification, purge pathogenic fire, purgation. Used for body heat, conjunctival congestion, ulcers in mouth and nose, throat irritation, bleeding gum, upset and thirsty, yellow urine, constipation, acute gastroenteritis, and dysentery.

50	Norfloxacin Capsules	Urinary tract infections, gonorrhoea, prostatitis, enteral infections, typhia, salmonella bacteria infections.
51	Paracetamol,Caffein,Atificial Cow-bezoar and chlorphenamine Maleate capsules	Relieve fever, headache, blocked nose and sore throat caused by common cold and influenza.
52	Compound Rifampicin Capsules
Various tuberculosis, improve tolerance with other anti-tuberculosis drugs, shorten treatment period, reduce adverse reaction, defer occurrence of antibiotic-resistant bacteria. Used for extrapulmonary tuberculosis, lepriasis, common bacterial infections.

53	Pediatric Paracetamol Atificial Cow-bezoar and Chlorphenamine Maleate Granules	Relieve headache, fever, sore throat and blocked nose caused by cold.
54	Isatis Root Granules	Clear heat and detoxification, cool blood, relieve sore throat, detumescence. Used for body heat, sore throat, tonsillitis and parotitis.
55	Yinhua Ganmao Chongji	Clear heat, relieve exterior syndrome, relieve sore throat, cold, fever, headache, throat irritation.
56	Ganmao Tuire Keli	Clear heat and detoxification. Used for respiratory tract infection, acute tonsillitis and faucitis.
57	Runhou Yaocha
Good for lung and can reduce internal heat, smooth throat, purge, engender saliva, relieve sore throat, clear throat, invigorate spleen, nourish kidney and revive energy. Used for dry throat, sore throat, foreign body sensation.

58	Inosine Oral Solution	Coenzyme drug, improve metabolism, for various liver and heart diseases, leukocytopenia, thrombocytopenia central retinitis, optic atrophy.
59	Compound Guaiacol Potassium Sulfonale Oral Solution	Relieve cough and phlegm.
60	Xiao’aiping Koufuye
Anticancer, relieve asthma, diminish inflammation. Used for esophageal cancer, gastric cancer, lung cancer, liver cancer, Lymphoma, colon cancer, Cervical cancer, septicemia. Also for radiation treatment, chemotherapy, post-operation treatment, chronic bronchitis, bronchial asthma.

61	Qiangli Pipa Lu	Nourish yin and clear lung heat, relieve cough, eliminate phlegm, repeated cough, bronchitis.
62	Xiao’er Zhike Tangjiang	Clear phlegm and relieve cough. Used for pediatric cough caused by cold.
63	Zhike Pipa Lu	Clear lung heat, relieve cough, eliminate phlegm. cough, phlegm, xerostomia caused by wind-heat. Used for bronchitis cough and pediatric cold.
64	Banxia Tangjiang	Clear cough and reduce phlegm, and bronchitis.
65	Fritillary and Loquat Syrup
Clear heat and ventilate lung, clear phlegm and relieve cough. Used for cough and phlegm, sore and swelling throat, chest distress, cold, chronic bronchitis caused by wind heat invading lung and internal heat.

66	Fei’er Tangjiang	Pediatric nutrient, hypofunction of spleen and stomach, do not feel like eating.
67	Sufei Ke Tangjiang	Cough and phlegm, bronchitis.

68	Zinc Sulfate Syrup	Anti zinc deficiency drug, used for pediatric slow growth, malnutrition, anorexia, oral ulcer, post-surgery wound healing caused by zinc deficiency.
69	Orange Tincture	Fragrant and promote digestion.
70	Weiling Heji	Nourish yin and blood, soothe nerves. Used for over fatigue, neurasthenia, amnesia and insomnia.
71	Methylrosanilinium Chloride Solution	Sterilization and antisepsis. Used for superficial injury, anabrosis, ulcer and skin infection.
72	Merbromin Solution	Skin mucosa ulcer and injury sterilization.
73	Iodine Tincture	Sterilization and antisepsis.
74	Zingiberis Tincture	Promote digestion and dispel cold.
75	Weiling Heji	Promote digestion, acid-making, kill pain. Used for gastritis, gastric ulcer and duodenal ulcer.
76	Baixuanxiatare Pian
Clear unusual mucilaginous substance, bile, sepsis, detumescence, antipruritics. Used for tinea manuum, tinea corporis, tinea pedis, tinea versicolor, psoriasis, allergic dermatitis, shingles and acne.

77	Isosor Bide Mononitrate Injection	Long term treatment of coronary heart disease, prevent angina, continuous angina treatment of post myocardial infarction, treat chronic congestive heart disease with digitalis or diuretics.
78	Azithromycin for Injection
Used for infection caused by sensitive strains, like intravenous drip of community-acquired pneumonia caused by Chlamydia pneumoniae, mycoplasma pneumoniae, staphylococcus aureus, streptococcus pneumoniae.

79	Clindamycin Phosphate Injection	Serious infection caused by staphyloccus aureus and anaerobic bacteria. Ideal effect of osteomyelitis caused by sensitive bacteria.
80	Fleroxacin	Mainly used for systematic infection treatment, like acute respiratory infection, urinary infection, gynecological infection, ordinary otolaryngology infection and skin soft tissue infection.
81	Naoxinqing Capsule
Increase pipe, vein and brain blood, improve blood and oxygen supply status of heart and brain tissue, and increase electrophoretic mobility of erythrocyte. Used for coronary heart disease, angina, cerebral arteriosclerosis, ischemic cerebrovascular disease.

82	Weili Capsule	Kill pain and promote circulation, digestion and gall. Used for improper diet, phlegm, vomit, stomachache, bad appetite, constipation, acute gastritis and cholecystitis.
83	Zhiyanxiao Capsule
Clear heat and detoxification, promote circulation, stop bleeding, kill pain and swelling. Used for old patients’ hemorrhoids symptom like dyschizia, hematochezia hemorrhoids inflammation and anal fissure.

84	Yinyangsuo Capsule	Treat renal and impotence, promote body fluid production. Used for impotence, ache and weak at waist and knee, body fluid deficiency, and dizziness.
85	Stanch Capsule	Clear heat and cool blood. Used for menorrhagia, nose bleed, hemoptysis, hematemesis and emptysis caused by blood heat.

Marketing and Sales
We have a trained marketing team and maintain sales offices or agents in approximately 30 provinces throughout China. The sales network covers approximately 146 cities and is staffed by approximately 168 sales representatives with an average per representative of a decade of pharmaceuticals sales experience.

In accordance with the Drug Control Law of the Peoples Republic of China, we use a distribution system comprised of independent regional distributors. In our typical distribution contract, a distributor will be provided with certain sales targets (an annual sales income level) for the term of the agreement according to a set retail price. We are responsible for guaranteeing the quality of the products. At the end of the term, we pay the distributor a commission based upon the annual sales made by the distributor. The distributor is provided a rebate for each product sold, which rebate increases as the sales volume increases. If the distributor completes the sales minimum within the prescribed period, the distributor will be given greater economic incentives and future distribution opportunities. If the distributor fails to complete the sales task within the prescribed period, we will not renew our contract with the distributor and instead will sign with other competent distributors. We also sell pharmaceutical products via the Internet and deliver product information on certain professional websites.

In the fiscal year ended December 31, 2007, Xi’an Pharmaceuticals three largest customers were Xi’an Ruihua Pharmaceutical Co., Ltd., Zhejiang Jiaxin Medical Corporation, Ltd and Datong Zhenhua Pharmaceuticals Co., Ltd. They accounted for 9.66%, 5.77% and 5.99% of revenues in 2007, respectively. In the fiscal year ended December 31, 2008, its five largest customers were Xi’an Ruihua Pharmaceutical Co., Ltd., Baoji City Pharmaceutical Station, Xinyang

City Medical Group Co., Ltd., Beijing Shanlinhai Commerce and Trade Co., Ltd., Datong Zhenhua Pharmaceuticals Co., Ltd. They accounted for 9.34%, 9.30%, 8.57%, 8.37% and 8.36% of revenues in 2008, respectively.

During the fiscal year ended December 31, 2007, sales of Sodium Chloride Injection 250 ML accounted for 10.68% of our revenues. During the fiscal year ended December 31, 2008, no one product accounted for more than 10% of Xi’an Pharmaceuticals revenues; however, sales of Qiangli Pipa Lu 100ml accounted for approximately 5.9% of revenue and several products accounted for in excess of 3% of revenue.

During the fiscal year ended December 31, 2007, we spent $121,488 on marketing. During the year ended December 31, 2008, we spent $155,275 on marketing.

Production
We manufacture and package our products at two factories, one located in Xixiang County in Hanzhong and one in Xi’an Jinghe Industrial Zone, China. Both facilities are in compliance with Good Manufacturing Practice (GMP) standards and have three GMP certificates dated March 9, 2006 (Certificate No. H0192 for Xi’an Production Base), January 8, 2007 (Certificate No. H4109 for Xi’an Production Base) and January 8, 2007 (Certificate No. H4119 for Hanzong Production Base), respectively. The certificates remain valid until March 8, 2011, January 7, 2012 and January 7, 2012, respectively. All of the complete production lines at each facility meet international food and drug safety guidelines.

The Hanzhong factory, which was built in 1970, is approximately 12,000 square meters with 800 square meters of sterilized area. This production facility has two production lines for high-volume injection and produces 38 pharmaceutical products with different specifications. This production facility primarily manufactures products of infusion kind. This production facility has 47 sets of machines and supporting parts for pharmaceutical production from domestic and foreign suppliers.

The Xi’an Jinghe factory, which was built in 2006, is approximately 21,000 square meters with 7,000 square meters sterilized area and 15,000 square meters verdurization area. This facility primarily produces low-volume injection, troches, capsules, granules, species, syrups, oral solutions, tincture mixture and lyophilized powder injections. This production facility has 219 sets of machines.

Each facility is an independent production base that can process all stages of production, from raw materials to finished goods, including packaging. We obtain our packing materials from Xi’an No. 1 Printing Factory and we obtain the aluminum foil used in tablet production from Xi’an Haoyu Packing Co., Ltd.

We purchase our raw materials from approximately 100 suppliers. We generally utilize more than three suppliers for each raw material.

Quality Control
Our production facilities are designed and maintained with a view towards conforming with good practice standards. To comply with GMP operational requirements, we have implemented a quality assurance plan setting forth our quality assurance procedures. Our Quality Control department is responsible for maintaining quality standards throughout the production process. Quality Control executes the following functions:

●	setting internal controls and regulations for semi-finished and finished products;
●	implementing sampling systems and sample files;
●	maintaining quality of equipment, instruments, reagents, test solutions, volumetric solutions, culture media and laboratory animals;
●	auditing production records to ensure delivery of quality products;
●	monitoring the number of dust particles and microbes in the clean areas;
●	evaluating stability of raw materials, semi-finished products and finished products in order to generate accurate statistics on storage duration and shelf life;
●	articulating the responsibilities of Quality Control staff; and
●	on-site evaluation of supplier quality control systems.

INDUSTRY & COMPETITIVE FACTORS
Competition
The pharmaceutical industry within China is intensely competitive and is characterized by rapid and significant technological progress, and our operating environment is increasingly competitive. Our competitors include large pharmaceutical companies, including Xi’an Jingxi Shuanghe Pharmaceuticals Co., Ltd., that currently engage in or may engage in efforts related to the discovery and development of new pharmaceuticals.

Western pharmaceutical products have more than half of the market share of medications used in China to treat the medical indications that our pharmaceutical products treat, with Chinese pharmaceutical products making up the next largest part of the market. Western medicine is all made from chemosynthesis products, while Chinese medicine is made from botanical, animal and mineral components.

There are certain opportunities for growth through the following growth strategies:

Rapidly growing Chinese pharmaceutical market. With approximately one-fifth of the world’s population and a fast-growing gross domestic product, China represents a significant potential market for the pharmaceutical industry. We believe the significant expected growth of the pharmaceutical market in China is due to factors such as robust economic growth and increased pharmaceutical expenditure, aging population and increased lifestyle-related diseases, government support of the pharmaceutical industry, the relatively low research and development and clinical trial costs in China as compared to developed countries, as well as the increased availability of funding for medical insurance and industry consolidation in China.

Currently China has about 3,500 drug companies, falling from more than 5,000 in 2004, according to government figures. The number is expected to drop further due to trends in the industry’s consolidation. The domestic companies compete in the $10 billion market without a dominant leader. Most often cited adverse factors include a lack of protection of intellectual property rights, a lack of visibility for drug approval procedures, a lack of effective governmental incentives, poor corporate support for drug research and differences in the treatment in China accorded to local and foreign firms. The profile of the pharmaceutical industry in China remains very low. China accounts for 20% of the world’s population but only 1.5% of the global drug market. As of 2008, China is the world's eighth largest drug market.

New Product Development. We will continue to evaluate and develop additional product candidates, both through our in-house research and development department and working with our research and development partners, to expand our pipeline where we perceive an unmet need and commercial potential. We will face the risk that in developing new products we may spend substantial sums of money and the new products developed may not effectively meet the perceived need or may not be successfully commercialized.

Focus on brand development. With intense price competition among many similar or identical products in the industry, we believe that building brand equity is the primary means to generate and sustain profitable growth in the future. The company intends to focus its brand development efforts on building its existing brand names with the intent on it becoming a leading medicine brand in China.

Marketing and Sales Function. We intend to grow our internal marketing and sales function and increase our relationships with other distributors to expand the distribution and presence of our pharmaceutical products. In expanding market share of our products, we intend to take advantage of our large manufacturing scale and reasonable cost control mechanisms, and our strong sales network. In addition, our goal is to establish our products as a preferred choice for medicines in local pharmacies. We hope to add other pharmaceutical products into this channel over the next few years. We may face risks in obtaining adequate quantities of raw materials at reasonable prices in order to meet increased demand for our products that result from any growth. In seeking additional employees, sales representatives, and distributors, we will compete with many other established pharmaceutical manufacturers that may have greater resources than we do.

Low cost producer. Our continuing success in optimizing our manufacturing processes and minimizing our production costs provides us with a competitive advantage.

Government sponsored industry consolidation presents opportunities for acquisitions. China’s thousands of domestic companies account for 70 percent of the pharmaceutical market. Anticipating the effects of WTO entry and in an effort to compete with foreign firms, the Chinese government has decided to nurture its own large pharmaceutical companies, by encouraging the consolidation of its government-owned companies which, even though the company is not government-owned, may also present the company with acquisition opportunities. To this end, the Chinese State Economic and Trade Commission (SETC) announced plans to consolidate the industry and support the development of 10 to 15 largest pharmaceutical firms. According to government statistics China currently has about 3,500 drug companies, down from over 5,000 in 2004. The number is expected to drop further. As the industry undergoes further consolidation, the Company may have the opportunity to grow by acquisition.

Raw Materials and Principal Suppliers (API)
The raw materials used to manufacture our products include various medicinal herbs, which we obtain from numerous qualified suppliers with national qualifications. We also enter into trading agreements for the supply of many of the materials used to manufacture and package our products. Xi’an Pharmaceuticals Jinghe Branch has written agreements with substantially all of its suppliers.

The five largest suppliers of Xi’an Pharmaceuticals (Jinghe Branch) in 2009 are as follows:

	Supplier	Product	%
1	Shaanxi Daxin Plastics Co., Ltd.	Packaging Materials	19
2	Xi’an Acetar Bio-Tech Co. Ltd.	Raw Material and Supplementary	14%
3	Kanghua Package Co. Ltd.	Packaging Materials	6%
4	Jieli Carton Company in Chenchang District, Baoji City	Packaging Materials	6%
5	Xi’an No. 1 Printing Factory	Packaging Materials	6%

The five largest suppliers of Xi’an Pharmaceuticals (Hanzhong Branch) in 2009 are as follows:

	Supplier	Product	%
1	Shaanxi Daxin Plastics Co., Ltd.	Raw Materials and Packaging Materials	23
2	Xi'an Xihu Glass Co., Ltd.	Raw Material and Packaging Materials	16
3	Shaanxi Dayang Label Co. Ltd.	Raw Material and Packaging Materials	6%
4	Shandong Zibo Maosheng Pharmaceuticals Package Co. Ltd.	Raw Material and Packaging Materials	6%
5	Proportion of Purchase from Shandong Zibo Maosheng Pharmaceutical Package Co. Ltd.	Raw Material and Packaging Materials	6%

OUR INTELLECTUAL PROPERTY
We regard our service marks, trademarks, trade secrets, patents and similar intellectual property as critical factors to our success. We rely on patent, trademark and trade secret law, as well as confidentiality and license agreements with certain of our employees, customers and others to protect our proprietary rights.

We have numerous trademarks evidenced by Trademark Registration Certificates for our pharmaceutical products, including all kinds of injections tablets, capsules, syrups, oral solutions, medicinal liquor and tincture. These trademarks distinguish our pharmaceutical products from those of our competitors. We regard our trademarks, copyright domain names, graphic logos, trade dress, trade secrets, proprietary technologies and similar intellectual property as important to our success, and we rely on trademark and copyright law, trade-secret protection, and confidentiality and/or license agreements with our employees, customers, partners, suppliers and others to protect or proprietary rights. In an effort to protect our intellectual property, all of our employees are required to follow our confidentiality principles.

Trademarks
We have numerous trademarks evidenced by Trademark Registration Certificates for our pharmaceutical products, including all kinds of injections tablets, capsules, syrups, oral solutions, medicinal liquor and tincture. These trademarks distinguish our pharmaceutical products from those of our competitors. We regard our trademarks, copyrights domain names, trade dress, trade secrets, proprietary technologies and similar intellectual property as important to our success, and we rely on trademark and copyright law, trade-secret protection, and confidentiality and \or license agreements with our employees, customers, partners, suppliers and others to protect or proprietary rights. In an effort to protect our intellectual property, all of our employees are required to follow our confidentiality principles. We have received trademark registration certificates for the following marks: XiaoNengRen, ShuangTu, JiaYi, LuoYiShu, JunLiQing, Qinba DouJing and ZhuoQing.

RESEARCH AND DEVELOPMENT ACTIVITIES DURING THE PRIOR TWO FISCAL YEARS
Research and Development
We develop new products in-house as well as through arrangements with several research institutes to develop new pharmaceutical products. We only pay these institutes for their research expenses if the research goals are accomplished, including certification of drugs and approval of drug production, and these achievements are then transferred to us. During the fiscal year ended December 31, 2008, we obtained certificates and approvals of drug production for thirteen new drug batches, ten of which we have begun to sell. We expect to continue to develop additional new drugs under this method beyond this year. During the last two fiscal years, we spent $5,595,335 to purchase the exclusive rights to certain new products from several research institutes and for ongoing in-house research and development activities.

COMPLIANCE WITH GOVERNMENT REGULATIONS
Environmental Laws
Xi’an Pharmaceuticals’ operation and facilities are subject to environmental laws and regulations stipulated by the national and the local environment protection bureaus in China. Relevant laws and regulations include provisions governing air emissions, water discharges and the management and disposal of hazardous substances and wastes. The PRC regulatory authorities require pharmaceutical companies to carry out environmental impact studies before engaging in new construction projects to ensure that their production processes meet the required environmental standards.

Xi’an Pharmaceuticals maintains controls at its production facilities to facilitate compliance with environmental rules and regulations. Xi’an Pharmaceuticals is not aware of any investigations, prosecutions, disputes, claims or other proceedings in respect of environmental protection, nor has it been subject to any action made by any environmental administration authorities of the PRC. To management’s knowledge, Xi’an Pharmaceuticals’ operations meet or exceed the existing requirements of the PRC.

During the last two years, Xi’an Pharmaceuticals spent $805 on environmental compliance.

Advertising Laws
Advertisement Law of the People’s Republic of China and Rules of Medicine Advertisements Management from State Admission for Industry and Commerce, Regulations on Control of Advertisements (tentative) from State Council provide guidelines for advertising prescription and OTC drugs and nutrients made by Xi’an Pharmaceuticals. The rules limit where advertisements may be place and govern the claims that may be made by the manufacturer.

Insurance Catalogue
Pursuant to the Decision of the State Council on the Establishment of the State Basic Medical Insurance System for Urban Employees and the Implementation Measures for the Administration of the Scope of Medical Insurance Coverage for Pharmaceuticals for Urban Employees, the Ministry of Labor and Social Security in China established the Insurance Catalogue. The Insurance Catalogue is divided into Parts A and B. The medicines included in Part A are designated by the Chinese governmental authorities for general application. Local governmental authorities may not adjust the content of medicines in Part A. Although the medicines included in Part B are designated by Chinese governmental authorities in the first instance, provincial level authorities may make limited changes to the medicines included in Part B, resulting in some regional variations in the medicines included in Part B from region to region.

Patients purchasing medicines included in Part A are entitled to reimbursement of the costs of such medicines from the social medical fund in accordance with relevant regulations in China. Patients purchasing medicines included in Part B are required to pay a predetermined proportion of the costs of such medicines.

The medicines included in the Insurance Catalogue are selected by the Chinese government authorities based on various factors including treatment requirements, frequency of use, effectiveness and price. Medicines included in the Insurance Catalogue are subject to price control by the Chinese government. The Insurance Catalogue is revised every two years. In connection with each revision, the relevant provincial drug authority collects proposals from relevant enterprises before organizing a comprehensive appraisal. The SFDA then makes the final decision on any revisions based on the preliminary opinion suggested by the provincial drug administration. Approximately 40% of our revenues are derived from pharmaceutical products listed in the Insurance Catalogue so that purchasers can receive reimbursement on these products. Removal of a significant portion of these products from the Insurance Catalogue would adversely affect our total revenue.

Price Controls
The prices of approximately 1,500 pharmaceuticals are presently set by the PRC government. These constitute approximately 10% of all distributed drugs. The prices for the other 90%, or approximately 12,000 pharmaceuticals, are established by the market (by the companies themselves). Corporations typically establish these prices based on operating costs, and market supply and demand. The Supervision Department of the PRC government will intervene only if there is a significant fluctuation in prices or a monopoly develops in a particular drug. We have not had any products subject to specific pricing control and production and trading of none of our pharmaceutical products constitutes a monopoly.

Employees
We have approximately 486 full-time, salaried employees who receive labor insurance. These employees are organized into a union under the labor laws of China and can bargain collectively with us. In addition, we employ over 168 sales representatives who are paid on a commission basis. These representatives are not part of the union. We maintain good relations with our employees.

RISK FACTORS
 You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

●
WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our manufacturing and marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

●	WE CANNOT ASSURE YOU THAT OUR ORGANIC GROWTH STRATEGY WILL BE SUCCESSFUL WHICH MAY RESULT IN A NEGATIVE IMPACT ON OUR GROWTH, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOW.
One of our strategies is to grow organically by increasing the distribution and sales of our products, penetrating existing markets in PRC and entering new geographic markets in PRC. However, many obstacles to entering such new markets exist, including, but not limited to, trade barriers, shipping and delivery costs, costs associated with marketing efforts. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

●	WE CANNOT ASSURE YOU THAT OUR ACQUISITION GROWTH STRATEGY WILL BE SUCCESSFUL RESULTING IN OUR FAILURE TO MEET GROWTH AND REVENUE EXPECTATIONS.
In addition to our organic growth strategy, we also expect to grow through strategic acquisitions. We intend to pursue opportunities to acquire businesses in PRC that are complementary or related in product lines and business structure to us. We may not be able to locate suitable acquisition candidates at prices that we consider appropriate or to finance acquisitions on terms that are satisfactory to us. If we do identify an appropriate acquisition candidate, we may not be able to negotiate successfully the terms of an acquisition, or, if the acquisition occurs, integrate the acquired business into our existing business. Acquisitions of businesses or other material operations may require debt financing or additional equity financing, resulting in leverage or dilution of ownership. Integration of acquired business operations could disrupt our business by diverting management away from day-to-day operations. The difficulties of integration may be increased by the necessity of coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. We also may not be able to maintain key employees or customers of an acquired business or realize cost efficiencies or synergies or other benefits we anticipated when selecting our acquisition candidates. In addition, we may need to record write-downs from future impairments of intangible assets, which could reduce our future reported earnings. At times, acquisition candidates may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition. In addition to the above, acquisitions in PRC, including of state owned businesses, will be required to comply with laws of the People's Republic of China ("PRC"), to the extent applicable. There can be no assurance that any given proposed acquisition will be able to comply with PRC requirements, rules and/or regulations, or that we will successfully obtain governmental approvals which are necessary to consummate such acquisitions, to the extent required. If our acquisition strategy is unsuccessful, we will not grow our operations and revenues at the rate that we anticipate.

●	IF WE ARE NOT ABLE TO IMPLEMENT OUR STRATEGIES IN ACHIEVING OUR BUSINESS OBJECTIVES, OUR BUSINESS OPERATIONS AND FINANCIAL PERFORMANCE MAY BE ADVERSELY AFFECTED.
Our business plan is based on circumstances currently prevailing and the bases and assumptions that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of development. However, there is no assurance that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives. If we are not able to successfully implement our strategies, our business operations and financial performance may be adversely affected.

●	IF WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.
If adequate additional financing is not available on reasonable terms, we may not be able to undertake plant expansion, purchase additional machinery and purchase equipment for our operations and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us after this Offering.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we cannot obtain additional funding, we may be required to: (i) limit our investments in research and development; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures.
Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

●
WE MAY HAVE DIFFICULTY DEFENDING OUR INTELLECTUAL PROPERTY RIGHTS FROM INFRINGEMENT RESULTING IN LAWSUITS REQUIRING US TO DEVOTE FINANCIAL AND MANAGEMENT RESOURCES THAT WOULD HAVE A NEGATIVE IMPACT ON OUR OPERATING RESULTS.

We regard our service marks, trademarks, trade secrets, patents and similar intellectual property as critical to our success. We rely on trademark, patent and trade secret law, as well as confidentiality and license agreements with certain of our employees, customers and others to protect our proprietary rights. We have received trademark protection for certain of our products in the People's Republic of China. No assurance can be given that our patents and licenses will not be challenged, invalidated, infringed or circumvented, or that our intellectual property rights will provide competitive advantages to us.  There can be no assurance that we will be able to obtain a license from a third-party technology that we may need to conduct our business or that such technology can be licensed at a reasonable cost.

Presently, we sell our products mainly in PRC. To date, no trademark or patent filings have been made other than in PRC. To the extent that we market our products in other countries, we may have to take additional action to protect our intellectual property. The measures we take to protect our proprietary rights may be inadequate and we cannot give you any assurance that our competitors will not independently develop formulations and processes that are substantially equivalent or superior to our own or copy our products.

Currently, the SFDA does not automatically stay drug registration approval upon initiation of an infringement lawsuit by a third party. At present, we must wait until a copycat manufacturer has received marketing approval from SFDA before we can bring an infringement lawsuit. Furthermore, Chinese courts have been hesitant to issue preliminary injunctions to suspend sales until a final judgment is issued in the lawsuit. Our sales could be lowered were a competitor to infringe our intellectual property rights by marketing one or more versions of SFDA-approved drugs proprietary to us, such as the Qiweiben capsule, until we can curtail such infringement through legal action. Pursuing infringement lawsuits would require us to devote financial and management resources that could impact the results of our operations.

●	WE DEPEND ON THE SUPPLY OF RAW MATERIALS, AND ANY ADVERSE CHANGES IN SUCH INTENSE COMPETITION FROM EXISTING AND NEW ENTITIES MAY ADVERSELY AFFECT OUR REVENUES AND PROFITABILITY.
We compete with other companies, many of whom are developing or can be expected to develop products similar to ours. Our markets are large with many competitors. The market for pharmaceutical raw materials manufacturing is particularly competitive. In this market, our competitors include a number of contract manufacturers and, from time to time, demand for particular products may be greatly exceeded by production capacity. Many of our competitors are more established than we are, and have significantly greater financial, technical, marketing and other resources than us. Some of our competitors may have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. We intend to create greater brand awareness for our brand name so that we can successfully compete with our competitors. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

●	OUR PRODUCTS AND THE PROCESSES COULD EXPOSE US TO SUBSTANTIAL PRODUCT LIABILITY CLAIMS WHICH WILL NEGATIVELY IMPACT OUR PROFITABILITY.
We face an inherent business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in adverse side effects. Side effects or marketing or manufacturing problems pertaining to any of our products could result in product liability claims or adverse publicity. These risks will exist for those products in clinical development and with respect to those products that have received regulatory approval for commercial sale. To date, we have not experienced any product liability claims. However, that does not mean that we will not have any such claims with respect to our products in the future which will negatively impact our profitability.

●	WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.
We place substantial reliance upon the efforts and abilities of our executive officers, Guozhu Wang, our Chairman and Chief Executive Officer, Guiping Zhang, our President and Tao Lei, our Chief Financial Officer. The loss of the services of any of our executive officers could have a material adverse effect on our business, operations, revenues or prospects. We do not maintain key man life insurance on the lives of these individuals.

●	WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.
We did not declare any dividends for the year ended December 31, 2009 and have not declared any dividends to date in 2010. Our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

●	MANAGEMENT EXERCISES SIGNIFICANT CONTROL OVER MATTERS REQUIRING SHAREHOLDER APPROVAL WHICH MAY RESULT IN THE DELAY OR PREVENTION OF A CHANGE IN OUR CONTROL.
Mr. Wang, our Chief Executive Officer, together with Mr. Zhang, our President, through their common stock ownership, collectively have voting power equal to approximately 28.97% of our voting securities. As a result, management through such stock ownership exercises significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership in management may also have the effect of delaying or preventing a change in control of us that may be otherwise viewed as beneficial by shareholders other than management.

●	WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.
We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

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WE MAY NOT BE ABLE TO MEET THE ACCELERATED FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SECURITIES AND EXCHANGE COMMISSION RESULTING IN A POSSIBLE DECLINE IN THE PRICE OF OUR COMMON STOCK AND OUR INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company's internal controls over financial reporting in its annual reports. In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting as well as the operating effectiveness of the company's internal controls.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our common stock and our ability to secure additional financing as needed.

●	WE MAY HAVE DIFFICULTY RAISING NECESSARY CAPITAL TO FUND OPERATIONS AS A RESULT OF MARKET PRICE VOLATILITY FOR OUR SHARES OF COMMON STOCK.
In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If our business development plans are successful, we may require additional financing to continue to develop and exploit existing and new technologies and to expand into new markets. The exploitation of our technologies may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means.

Risks Relating to the People's Republic of China

●	THE SALES PRICES OF SOME MEDICINES ARE CURRENTLY CONTROLLED BY THE CHINESE GOVERNMENT AND THAT MAY ADVERSELY AFFECT OUR BUSINESS.
Prices paid by end consumers for many of our medicines are regulated by PRC's State Development and Reform Commission. PRC justifies its need to control the drug prices on the basis that, at present, only workers at state or private companies have health insurance. About 900 million rural Chinese people and 35 million urban unemployed Chinese people lack insurance coverage and cannot afford expensive drugs. Our future profitability might suffer if a significant portion of our revenues were to be derived from products whose final selling prices were state-controlled and if those prices were held at levels close to or below our cost of sales.

●	SALES OF OUR PRODUCTS COULD BE HARMED BY THE WIDESPREAD PRESENCE OF COUNTERFEIT MEDICATION IN PRC NEGATIVELY IMPACTING OUR PROFITABILITY.
Chinese counterfeiting of pharmaceuticals and other products affecting public health has grown in tandem with counterfeiting and piracy of goods such as brand-name clothing, compact discs and computer software. Exact data are impossible to collect, but the FBI believes that more than half of the pharmaceuticals sold in PRC are counterfeit. Examples of the seriousness of the problem include: six months after Viagra was introduced in 2002, state media reported that some 90 percent of little blue pills sold in Shanghai were counterfeit; and 192,000 Chinese patients were reported to have died in 2001 from fake drugs. Counterfeit products shrink markets for legitimate goods. This situation affects Shaanxi, Jiali and other major domestic and foreign drug manufacturers in PRC, especially for products marketed through the OTC rather than hospital channel. However, we believe the Chinese authorities are becoming increasingly vigilant against counterfeiting. .

●	THERE COULD BE CHANGES IN GOVERNMENT REGULATIONS TOWARDS THE PHARMACEUTICAL AND HEALTH SUPPLEMENT INDUSTRIES THAT MAY ADVERSELY AFFECT OUR GROWTH AND PROFITABILITY.
The manufacture and sale of Active Pharmaceutical Ingredients (“APIs”) in the PRC is heavily regulated by many state, provincial and local authorities. These regulations have significantly increased the difficulty and costs involved in obtaining and maintaining regulatory approvals for marketing new and existing products. Our future growth and profitability depend to a large extent on our ability to obtain regulatory approvals.

The SFDA of PRC recently implemented new guidelines for licensing of APIs. All existing manufacturers with licenses were required to apply for GMP certifications and to receive approvals.  However, should we fail to receive or maintain the GMP certifications under the new guidelines in the future; our businesses would be materially and adversely affected.

Moreover, the laws and regulations regarding acquisitions of the pharmaceutical industry in the PRC may also change and may significantly impact our ability to grow through acquisitions.

●	CERTAIN POLITICAL AND ECONOMIC CONSIDERATIONS RELATING TO THE PRC COULD ADVERSELY AFFECT OUR COMPANY.
The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC's economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of additional restrictions on currency conversion.

●	THE RECENT NATURE AND UNCERTAIN APPLICATION OF MANY PRC LAWS APPLICABLE TO US CREATE AN UNCERTAIN ENVIRONMENT FOR BUSINESS OPERATIONS AND THEY COULD HAVE A NEGATIVE EFFECT ON US.
The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects. In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

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RECENT PRC REGULATIONS RELATING TO THE ESTABLISHMENT OF OFFSHORE SPECIAL PURPOSE COMPANIES BY PRC RESIDENTS MAY SUBJECT OUR PRC RESIDENT SHAREHOLDERS TO PERSONAL LIABILITY AND LIMIT OUR ABILITY TO INJECT CAPITAL INTO OUR PRC SUBSIDIARIES, LIMIT OUR PRC SUBSIDIARIES’ ABILITY TO DISTRIBUTE PROFITS TO US, OR OTHERWISE ADVERSELY AFFECT US.

 SAFE issued a public notice in October 2005, or the SAFE notice, requiring PRC residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of PRC companies, referred to in the notice as an “offshore special purpose company.” PRC residents that are shareholders of offshore special purpose companies established before November 1, 2005 were required to register with the local SAFE branch before March 31, 2006. Our current beneficial owners who are PRC residents have registered with the local SAFE branch as required under the SAFE notice. The failure of these beneficial owners to timely amend their SAFE registrations pursuant to the SAFE notice or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in the

SAFE notice may subject such beneficial owners to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute dividends to our company or otherwise adversely affect our business.

Other Risks

●	CURRENCY CONVERSION AND EXCHANGE RATE VOLATILITY COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.
The PRC government imposes control over the conversion of Renminbi (“RMB”) into foreign currencies. Under the current unified floating exchange rate system, the People's Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB 8.28 to $1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar, and the exchange rate for the Renminbi against the U.S. dollar has since become RMB 6.834 to $1.00 (as of February 16, 2010]. As our operations are primarily in PRC, any significant revaluation or devaluation of the Chinese Renminbi may materially and adversely affect our cash flows, revenues and financial condition. We may not be able to hedge effectively against in any such case. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition. China Xi’an Pharmaceuticals’ operating companies are FIEs to which the Foreign Exchange Control Regulations are applicable. There can be no assurance that we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future.

●	IT MAY BE DIFFICULT TO AFFECT SERVICE OF PROCESS AND ENFORCEMENT OF LEGAL JUDGMENTS UPON OUR COMPANY AND OUR OFFICERS AND DIRECTORS BECAUSE THEY RESIDE OUTSIDE THE UNITED STATES.
As our operations are presently based in PRC and a majority of our directors and all of our officers reside in PRC, service of process on our company and such directors and officers may be difficult to effect within the United States. Also, our main assets are located in PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

●	ANY FUTURE OUTBREAK OF AVIAN INFLUENZA OR ANY OTHER EPIDEMIC IN PRC COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS OPERATIONS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Since mid-December 2003, a number of Asian countries have reported outbreaks of highly pathogenic avian influenza in chickens and ducks. Since all of our operations are in PRC, an outbreak of the Asian Bird Flu in PRC in the future may disrupt our business operations and have a material adverse effect on our financial condition and results of operations. For example, a new outbreak of Asian Bird Flu, or any other epidemic, may reduce the level of economic activity in affected areas, which may lead to a reduction in our revenue if our clients cancel existing contracts or defer future expenditures. In addition, health or other government regulations may require temporary closure of our offices, or the offices of our customers or partners, which will severely disrupt our business operations and have a material adverse effect on our financial condition and results of operations.

●	OUR BUSINESS MAY BE AFFECTED BY UNEXPECTED CHANGES IN REGULATORY REQUIREMENTS IN THE JURISDICTIONS IN WHICH WE OPERATE.
We are subject to many general regulations governing business entities and their behavior in PRC and in other jurisdictions in which we have, or plan to have, operations and market our products. In particular, we are subject to laws and regulations covering food, dietary supplements and APIs. Such regulations typically deal with licensing, approvals and permits. Any change in product licensing may make our products more or less available on the market. Such changes may have a positive or negative impact on the sale of our products and may directly impact the associated costs in compliance and our operational and financial viability. Such regulatory environment also covers any existing or potential trade barriers in the form of import tariff and taxes that may make it difficult for us to import our products to certain countries and regions, such as Hong Kong, which would limit our international expansion.

●	SINCE MOST OF OUR ASSETS ARE LOCATED IN PRC, ANY DIVIDENDS OF PROCEEDS FROM LIQUIDATION IS SUBJECT TO THE APPROVAL OF THE RELEVANT PRC GOVERNMENT AGENCIES.

Our assets are predominantly located inside PRC. Under the laws governing foreign invested enterprises in PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency's approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

Risks Associated with Our Shares of Common Stock

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OUR SHARES OF COMMON STOCK ARE VERY THINLY TRADED, AND THE PRICE MAY NOT REFLECT OUR VALUE AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES OF COMMON STOCK EITHER NOW OR IN THE FUTURE.

Our shares of common stock are very thinly traded, and the price if traded may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

●	WE MAY BE SUBJECT TO THE PENNY STOCK RULES WHICH WILL MAKE THE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.
We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

●	MANAGEMENT EXERCISES SIGNIFICANT CONTROL OVER MATTERS REQUIRING SHAREHOLDER APPROVAL AND INVESTORS WILL HAVE CONTROL OVER COMPANY ACTIONS.
As a practical matter, our officers and directors will have significant control of us and will be able to assert significant influence over the election of directors and other matters presented for a vote of stockholders. A significant number our shares of Common Stock will be owned by Mr. Wang and Mr. Zhang. Through their concentration of voting power, he could delay, deter or prevent a change in our control or other business combinations that might otherwise be beneficial to the other stockholders. In deciding how to vote on such matters, Mr. Wang and Mr. Zhang may be influenced by interests that conflict with other stockholders’ interests. Investors will not have a voice in management decisions and will exercise very little control. In the event that the requisite approval of stockholders is obtained, dissenting or non-participating stockholders generally would be bound by such vote.

●	INVESTORS MAY EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN NET TANGIBLE BOOK VALUE PER SHARE OF OUR COMMON STOCK IF THEY ELECT TO EXERCISE THE WARRANTS.
Investors may experience immediate and substantial dilution in net tangible book value per share of our common stock if they elect to exercise the warrants to purchase the company’s common stock issued pursuant to the transactions described in Item 3.02 below (the “Warrants”). The exercise price of the Warrants may be substantially higher than the net tangible book value per share. Accordingly, if Investors exercise the Warrants, they will likely experience immediate and substantial dilution in the net tangible book value per share and further dilution if we issue shares of our common stock in the future. As a result of this dilution, in the event of our subsequent liquidation, Investors exercising their Warrants may receive significantly less than the full exercise price that they paid for the shares of our Common Stock.

●	INVESTORS MAY EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN NET TANGIBLE BOOK VALUE PER SHARE OF OUR COMMON STOCK IN THE EVENT WE ISSUE SHARES OF OUR COMMON STOCK IN THE FUTURE.
There are additional authorized but unissued shares of our Common Stock that may be later issued by our management for any purpose without the consent or vote of the stockholders. Investors may be further diluted in their percentage ownership on an as-converted basis in the event additional shares are issued by us in the future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is intended to help the reader understand our results of operations and financial condition.

Our discussion and analysis of our financial condition and results of operations are based upon China Qinba Pharmaceuticals’ audited consolidated financial statements for the years’ ended December 31, 2008 and 2007 and its reviewed consolidated financial statement as of September 30, 2009 and September 30, 2008 which have been prepared in accordance with accounting principles generally accepted in the United States. Through various contractual arrangements completed on October 28, 2008, Xi’an Development has a controlling interest in Xi’an Pharmaceuticals and therefore we are required to consolidate Xi’an Development’s and Xi’an Pharmaceutical’s financial statements and ultimately consolidate them with the financial statements of China Qinba Pharmaceuticals. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis we review our estimates and assumptions. Our estimates are based on our historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions. Our critical accounting policies, the policies we believe are most important to the presentation of our financial statements and require the most difficult, subjective and complex judgments are outlined below in “Critical Accounting Policies.”

FORWARD-LOOKING STATEMENTS
Certain statements made in this report may constitute “forward-looking statements on our current expectations and projections about future events.” These forward-looking statements involve known or unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements are made as of the date of this report, and we assume no obligation to update these forward-looking statements whether as a result of new information, future events, or otherwise, other than as required by law. In light of these assumptions, risks, and uncertainties, the forward-looking events discussed in this report might not occur and actual results and events may vary significantly from those discussed in the forward-looking statements.

Overview
We are a recently formed Nevada corporation that through our wholly owned subsidiary and our variable interest entity (“VIE”) Xi’an Pharmaceuticals is primarily engaged in the research, development, manufacture, packaging, marketing and distribution of pharmaceutical and medical products in China for human use for a variety of diseases and conditions. All of our operations are conducted in the People’s Republic of China where our two manufacturing facilities are located. Through various contractual arrangements completed on October 28, 2008 Xi’an Development has a controlling interest in Xi’an Pharmaceuticals and therefore we are required to consolidate Xi’an Development’s and Xi’an Pharmaceutical’s financial statements and ultimately consolidate with the financial statements of China Qinba Pharmaceuticals.

Our Plan of Operations
Our current operations involve the manufacture and sale of 85 pharmaceutical products in the form of, capsules, oral solutions, tablets, granules, syrups, medicinal teas, tincture and solutions of injection. We currently focus on varying diseases including body fluid loss, hypophosphataemia and viral pneumonia. Our products are sold to distributors who distribute our products to the public as well as through representatives that we employ. Our focus is on the development and sale of pharmaceutical products and over the counter products based on traditional Chinese medicines designed to address varying diseases and conditions. During the past few years our sales efforts have shifted to a focus on community hospitals and rural medical institutions.

Critical Accounting Policies
Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results. For a detailed discussion of the application of these and other accounting policies, refer to the individual Notes to the Financial Statements for the years ended December 31, 2007 and 2008 and the nine months ended September 30, 2008 and September 30, 2009.

Principles of Consolidation
The consolidated financial statements include the accounts of the Company, Xi’an Development and Xi’an Pharmaceuticals, its VIE for which the Company is the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation. The Company has adopted FIN 46R which requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns.

In determining Xi’an Pharmaceuticals is the VIE of Xi’an Development, the Company considered the following indicators, among others:

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Xi’an Development has the full right to control and administrate the financial affairs and daily operation of Xi’an Pharmaceuticals and has the right to manage and control all assets of Xi’an Pharmaceuticals. The equity holders of Xi’an Pharmaceuticals as a group have no right to make any decision about Xi’an Pharmaceuticals activities without the consent of Xi’an Development.

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Xi’an Development was assigned all voting rights of Xi’an Pharmaceuticals and has the right to appoint all directors and senior management personnel of Xi’an Pharmaceuticals. The equity holders of Xi’an Pharmaceuticals possess no substantive voting rights.

●	Xi’an Development will provide financial support if Xi’an Pharmaceuticals requires additional funds to maintain its operations and to repay its debts.

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Xi’an Development should be paid a management fee equal to 100% of earnings before tax of Xi’an Pharmaceuticals and should assume all operation risks of Xi’an Pharmaceuticals and bear all losses of Xi’an Pharmaceuticals. Therefore, Xi’an Development is the primary beneficiary of Xi’an Pharmaceuticals.

Xi’an Pharmaceuticals is wholly owned by the majority shareholders of the Company. Under various contractual agreements, the shareholders of Xi’an Pharmaceuticals are required to transfer their ownership to the Company’s subsidiary in China when permitted by PRC laws and regulations or to designees of the Company at any time when the Company considers it is necessary to acquire Xi’an Pharmaceuticals. In addition, the shareholders of Xi’an Pharmaceuticals have pledged their shares in Xi’an Pharmaceuticals as collateral to secure these contractual arrangements.

Foreign Currency
The Company’s reporting currency is the U.S. dollar. The Company’s operation in China uses Chinese Renminbi (CNY) as its functional currency. The financial statements of the subsidiary are translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, “Foreign Currency Translation.” According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income,” as a component of shareholders’ equity. Foreign exchange transaction gains and losses are reflected in the income statement. For the year ended December 31, 2008 and 2007, the foreign currency translation adjustments to the Company’s comprehensive income were $260,635 and ($139,765), respectively. For the nine months ended September 30, 2009 and 2008, the foreign currency translation adjustments to the Company’s comprehensive income were $8,151 and ($218,758), respectively.

Allowance for Doubtful Accounts
We do not currently maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The determination of whether to have an allowance for doubtful accounts is based on specific identification of customer accounts and management’s best estimate of the likelihood of potential loss, taking into account such factors as the financial condition and payment history of major customers. Historically our bad debts have never exceeded 1.5% of accounts receivable. Although we have periodically written off certain accounts receivable, those accounts are immaterial. Management evaluates the collectability of the receivables at least quarterly and has determined that at December 31, 2008 and September 30, 2009 that all accounts receivable were collectible. If the financial condition of the customers were to deteriorate, resulting in an impairment of their ability to make payments an allowance may be required. The differences could be material and could significantly impact cash flows from operating activities.

The following table sets out the aging of our accounts receivable for each balance sheet period presented.

Accounts Receivable Aging	Total	1-30 days	31-60 days	61-90 days	91-120 days	121-365 days	> 365 days
As of September 30, 2009	$3,942,303	$1,270,269	$907,763	$1,283,043	$480,569	$659	––
As of December 31, 2008	$5,204,418	$1,631,547	$1,693,242	$1,706,471	$173,158	––	––
As of December 31, 2007	$2,104,036	$982,404	$795,587	$326,045	$––	$––	$––

The following presents the days sales outstanding calculated based on sales and accounts receivables in RMB term for each income statement periods presented.

	Nine Months Ended September 30,		Year Ended December 31,
	2009	2008	2008	2007
Days sales outstanding	56	67	101	71

The number of days that sales were outstanding decreased to 56 days for the nine months ended September 30, 2009 from 67 days for the same period last year. The number of days that sales were outstanding increased to 101 days for the year ended December 31, 2008 from 71 days for the same period last year.  This increase was due to an increase in customers with varying terms as well as our product mix.  Many of our customers buy larger quantities of certain products in order to benefit from our sales promotion which included better pricing on larger orders and extended payment terms. For customers with two years or more of a business relationship with Xi’an Pharmaceutical, the payment term could be extended to six months rather than the general payment term of nine months.

The followings are the steps the Company takes in collecting accounts receivable.

Step 1: After the payment term has been exceeded, the Company stops taking orders from the delinquent customer and the sales department is responsible for collecting the accounts receivable. Most of the accounts receivable will be collected in this step because the sales department’s compensation is tied to sales receipts.

Step 2: If the sales department’s collection efforts are not successful, the Company place the accounts with a collection agency.

Step 3: If the collection agency’s efforts fail, then the Company will commence legal action to collect.

Our policies for writing off the accounts receivable are as follows.

1.	If after taking the legal action, it appears that the accounts receivable is not likely to become collectible, the accounts receivable will be written off if more than two years old.
2.	If during the collection process, the customer provides bankruptcy or other insolvency documentation, the accounts receivable will be written off.
3.	If we are no longer able to locate a particular customer in order for us to take any collection or legal actions, the accounts receivable will be written off if more than two years old.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Standards
For a discussion of the adoption and potential impact of recently issued accounting standards refer to the Recent Accounting Pronouncements section of Note 2 “Summary of Significant Accounting Policies,” in the Notes to Interim and Annual Financial Statements.

Results of Operation for the nine months ended September 30, 2009 as compared to the nine months ended September 30, 2008

Revenue
For the nine months ended September 30, 2009 as compared to the nine months ended September 30, 2008 net sales increased approximately 33% from $13,855,888 to $18,394,922. The increase was primarily the result of an increase in our new products, We recently began a new sales plan which has focused on increasing the geographic area in which Xi’an Pharmaceuticals sales representatives sell products and in person contact with clients and has resulted in increased sales of our products to our prior customers as well as the sale of our products into new areas and increased sales to community hospitals and rural medical institutions. During the past three to five years we have worked very hard at developing favorable relationship with these hospitals and institutions and our results of operations reflect increased purchases of our products from these hospitals and institutions. In order to attract community interest in our products, our sales representatives and distributors have built relationships with not only the administration of the rural hospitals but also with both the doctors at the rural hospitals and the patients and have educated them about our products and the advantages of our products. In addition, new medical reform policies and new rural cooperative and medical health care services have also led to the increased distribution of our products. These government reform policies are aimed at urban citizens and increasing their use of rural hospitals and institutions. The reform policies provide peasants who join the new rural cooperative and medical health care systems a fixed sum of money to help subsidize costs of health care services. The effect has been to increase the number of patients at the rural hospitals and institutions that purchase Xi’an Pharmaceuticals’ products. In addition, our sales were positively impacted by the capability of our production base located at Xi’an Jinghe Industrial Park of Xi’an, which provided us with increased supply of products to meet our increase in sales orders. Until recently, our production facilities were operating at 35% of their total capacity. As demand for our products increased we also increased the production of products.

Cost of Sales
Cost of sales as a percentage of net sales was approximately 46% for the nine months ended September 30, 2009 as compared to 40% for the nine months ended September 30, 2008. The lower cost of sales as a percentage of net sales is attributed to the fact that prices of many raw materials lowered during the period.

Selling, General and Administrative Expenses
Selling, general and administrative expenses increased approximately 67% from $1,389,025 for the nine months ended September 30, 2008 to $2,313,604 for the nine months ended September 30, 2009. This increase is attributable to an increase in expenses associated with our new distribution method. In addition, we incurred legal and accounting expenses in connection with this merger.

Other Expenses
Total other expense decreased approximately 35% from $281,468 for the nine months ended September 30, 2008 to $183,962 for the nine months ended September 30, 2009. The decrease was primarily attributable to the increase of bank deposit interest caused by the deferred cash capital flow in the bank.

Net Income
For the nine months ended September 30, 2009 as compared to the nine months ended September 30, 2008 net income increased approximately 120% from $5,605,901 to $6,309,887. This increase was primarily as a result of the increase in net sales.

Results of Operation for the year ended December 31, 2008 as compared to the year ended December 31, 2007

Revenue
For the year ended December 31, 2007 as compared to the year ended December 31, 2008 net sales increased approximately 73% from $10,454,470 to $18,174,003. The increase was primarily the result of an increase in our new products. More specifically, the increase in our product offerings was attributable to the sale of ten new products. During the year ended December 31, 2008, we derived approximately $1,633,910 (8.9%) of our revenue from the sale of the ten new products. In addition, our sales volume increase was also attributable to a change in our method of distribution which resulted in increased distribution of our products to our prior customers as well as the distribution of our products into new areas and increased sales to community hospitals and rural medical institutions. During the past three to five years we have worked very hard at developing favorable relationship with these hospitals and institutions and our results of operations reflect increased purchases of our products from these hospitals and institutions. In addition, new medical reform policies and new rural cooperative and medical health care services have also led to the increased distribution of our products. In addition, our sales were positively impacted by the capability of our production base located at Xi’an Jinghe Industrial Park of Xi’an, which provided us with increased supply of products to meet our increase in sales orders.

Cost of Sales
Cost of sales as a percentage of net sales decreased from 53% to 40% when comparing the year ended December 31, 2007 to the year ended December 31, 2008. This decrease was due primarily to the fact that many products were distributed in accordance with our new sales plan by distributors as opposed to employees for whom we incur less expenses. Cost of sales increased slightly during such period due to increased expenses related to increased sales volume, increased packaging expenses as customers required more expensive packaging and additional expenses incurred in connection with compliance with state governmental regulations

Selling, General and Administrative Expenses
Selling, general and administrative expenses increased approximately 86% from $1,008,430 for the year ended December 31, 2007 to $1,874,807 for the year ended December 31, 2008. This increase is attributable to an increase in expenses associated with the addition of the new products. Specifically we experienced increases in promotional expenses (from $6,653 for the year ended December 31, 2007 to $28,862 for the year ended December 31, 2008) and travel expenses (from $51,873 for the year ended December 31, 2007 to $293,849 for the year ended December 31, 2008) related to the new products. Due to the increase in sales we incurred an increase in pension (from $32,402 for the year ended December 31, 2007 to $48,461 for the year ended December 31, 2008), medical insurance (from $15,515 for the year ended December 31, 2007 to $23,206 for the year ended December 31, 2008) and taxes (from $153,993 for the year ended December 31, 2007 to $282,480 for the year ended December 31, 2008). The increase was offset by, among other things, a decrease in staff salaries (from $537,092 for the year ended December 31, 2007 to $399,213 for the year ended December 31, 2008). Included in the selling, general and administrative expenses are $198,062 of consulting fees. In addition, we incurred legal and accounting expenses in connection with this offering of $105,108 for the year ended December 31, 2008.

Other Expenses
Total other expense increased approximately 14% to $365,221 for the year ended December 31, 2008 from $319,344 for the year ended December 31, 2007. The increase was primarily attributable to an increase in our bank commission fees due to a general increases in such fees resulting from the large number of trade acceptances’ transactions at banks in 2008, partially offset by a decrease in other income attributable to a one time contribution from the local government of Xixiang County that donated funds in 2007 to us in the amount of $169,120 in connection with the development of our business.

Net Income
For the year ended December 31, 2007 as compared to year ended December 31, 2008 net income increased approximately 110% from $3,497,053 to $7,338,138. This increase was primarily as a result of the increase in net sales.

Liquidity and Capital Resources

Nine Months Ended September 30, 2009
At September 30, 2009, we had a working capital of $8,019,425. As of September 30, 2009, we had cash and cash equivalents of approximately $6,475,160. We believe our existing cash and cash equivalents will be sufficient to maintain our operations at present level for at least the next twelve months. We plan to review acquisition opportunities as a strategy for further growth. We expect to be the primary financing vehicle for Xi’an Pharmaceuticals and will forward them the equity financing proceeds we receive. The additional funds would be provided to Xi’an Pharmaceuticals through Xi’an Development, would be accounted for as loan to Xi’an Pharmaceuticals and would be eliminated during consolidation.

Xi’an Pharmaceuticals primary sources and uses of cash for the nine months ended September 30, 2009, included income from continuing operations, adjusted for non-cash items of income and expense, borrowings and repayment of short term bank loans and a purchase of equipment. Net cash provided by operating activities from continuing operations was $3,502,763 for the nine months ended September 30, 2009.

Net cash provided by operating activities for the nine months ended September 30, 2008, was $5,584,196. This was primarily due to the net income of $5,605,901, adjusted by non-cash related expenses including depreciation and amortization of $464,932, offset by a net increase in working capital items reflected in the statement of cash flows. The net increase in working capital items was mainly due to increase in accounts receivable and a decrease in accounts payable, trade deposit received, income tax payable and VAT tax payable. The net increase in working capital items was partially offset by the decrease in inventories.

Net cash used in investing activities for the nine months ended September 30, 2009, was $3,373,539. This was due to the purchase of property and equipment.

Net cash provided by investing activities for the nine months ended September 30, 2008, was $2,622,350. This was primarily due to an increase in intangible assets offset by purchase of property and equipment

Net cash used in financing activities for the nine months ended September 30, 2009, was $1,288,577 representing the borrowings and repayments of short-term bank loans.

Net cash used in financing activities for the nine months ended September 30, 2008, was $141,311. All short term bank loans were fully repaid.

CONTRACTUAL OBLIGATIONS
To date, our business has been dependent upon short term bank loans. At September 30, 2009 we had total outstanding bank loans of $5,383,553, of which $5,383,553 represented short term debt. As of September 30, 2009 we had $2,453,708 outstanding under our loans from the Agricultural Bank of China, $2,197,384 outstanding under our loans from the Industrial & Commercial Bank of China and $732,461 outstanding under our loans from the Credit Cooperatives of Xixiang County. The following table sets forth China Qinba Pharmaceuticals’ bank loan obligations as of September 30, 2009:

9/30/2009
Agricultural Bank of China	$2,453,708
Terms of these loans call for interest from 9.3375% to 9.711% per annum, with principal due in 2010

Industrial and Commercial Bank of China -Xixiang Branch Term of these loans called for interest from 5.31 per annum, with principal due in 2010	2,197,384

Xixiang rural cooperative bank Term of these loans call for interest from 11.46% to 12.24% per annum with principal due in 2009 and 2010	732,461

Total	$5,383,553

Our anticipated needs for the future are to be negotiated in accordance with manufacturing and operation needs, and market conditions of next year.

Valuation of Intangibles
From time to time, we acquire intangible assets that are beneficial to our product development processes. Management periodically evaluates the carrying value of intangibles, including the related amortization periods. In evaluating acquired intangible assets, management determines whether there has been impairment by comparing the anticipated undiscounted cash flows from the operation and eventual disposition of the product line with its carrying value. If the undiscounted cash flows are less than the carrying value, the amount of the impairment, if any, will be determined by comparing the carrying value of each intangible asset with its fair value. Fair value is generally based on either a discounted cash flows analysis or market analysis. Future operating income is based on various assumptions, including regulatory approvals, patents being granted, and the type and nature of competing products. If regulatory approvals or patents are not obtained or are substantially delayed, or other competing technologies are developed and obtain general market acceptance or market conditions otherwise change, our intangibles may have a substantially reduced value, which could be material.

In April 2008, the FASB issued FASB Staff Position (FSP) FAS 142-3, “Determination of the Useful Life of Intangible Assets,” which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets.”  This Staff Position is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  Early adoption is prohibited. The adoption of this new FSP did not have a material impact on the Company’s financial position, results of operations or cash flows.

The Fair Value Option for Financial Assets and Financial Liabilities
In February, 2007, FASB issued SFAS 159, ‘The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115.”  This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.  This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The adoption of this new standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

Income Taxes
The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

In July 2006, the FASB issued Interpretation No. 48 (FIN 48), "Accounting for uncertainty in Income Taxes." FIN 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS 5, "Accounting for Contingencies."  FIN 48 is effective for fiscal years beginning after December 15, 2006. As a result of implementing FIN 48, there have been no adjustments to the Company's financial statements.

STATUTORY RESERVE
In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public welfare fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public welfare fund reserve was limited to 50 percent of the registered capital.  Effective January 1, 2006, there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of December 31, 2008 and December 31, 2007, the Company had allocated $721,553 and $462,376, respectively, to these non-distributable reserve funds.

Inflation
Inflation in recent years has affected the business results of the Company.  First of all, on the global economic expansion, supply has been restricted and coupled with the fact that USA has adopted a relaxed currency policy etc., these increase inflation risks.  Secondly, GNP increases in China also elevates consumption ability and production cost, prices increase as a natural tendency. Finally, as a result of the macro economic trend, prices increase, the Company’s procurement prices are also affected resulting in increase in cost of sales.

The Company operates in China and as such, the Company’s business activities, financial position and operational results will be affected by PRC politics, economic and legal environments and also affected by the overall economic situation of China.  The business of the Company may be affected by the relevant laws, regulations, anti-inflation measures, currency conversion and overseas remittance and exchange rates issues etc that are related to China politics.

Off-Balance Sheet Commitments and Arrangements
We do not have any financial undertaking or any other guarantee responsible for third party obligations and commitments.  We have not entered into any derivative products contracts having the Company’s equity linked or that have not been reflected in the consolidated Pro Forma financial statements.  Furthermore, in passing our assets to those providing credits, clearing or providing market risks support Bodies, we have not reserved any rights or undefined rights on the assets passing.  The Company does not have any benefits from Bodies providing finance, clearing or market risks or credit support or with Bodies we engage in leasing, hedging or research and development services.

Reports to Security Holders
We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is www.sec.gov.

DESCRIPTION OF PROPERTY
Production Facilities and Equipment

Headquarters and Administration Offices
Our principal executive offices are located at 24th Floor, Building A, Zhengxin Mansion, No. 5 of 1st Gaoxin Road, Hi-Tech Development Zone, Xi’an City, People’s Republic of China.

Production Plant
We manufacture and package our products at two factories, one located in Xixiang County in Hanzhong and one in Xi’an Jinghe Industrial Zone, China. Both facilities are in compliance with Good Manufacturing Practice2 (GMP) standards and have three GMP certificates dated March 9, 2006 (Certificate No. H0192 for Xi’an Production Base), January 8, 2007 (Certificate No. H4109 for Xi’an Production Base) and January 8, 2007 (Certificate No. H4119 for Hanzong  Production Base), respectively. The certificates remain valid until March 8, 2011, January 7, 2012 and January 7, 2012 respectively. All of the complete production lines at each facility meet international food and drug safety guidelines.

The Hanzhong factory, which was built in 1970, is approximately 12,000 square meters with 800 square meters purified. This production facility has two production lines for high-volume injection and produces 38 pharmaceutical products with different specifications. This production facility primarily manufactures products of infusion kind. This production facility has 47 sets of machines and supporting parts for pharmaceutical production from domestic and foreign suppliers.

The Xi’an Jinghe factory, which was built in 2006, is approximately 21,000 square meters with 7,000 square meters purified and 15,000 square meters verdurization area. This facility primarily produces low-volume injection, troches, capsules, granules, species, syrups, oral solutions, tincture mixture and lyophilized powder injections. This production facility has 219 sets of machines.

___________________________
2 Good Manufacturing Practices (“GMP”) is an internationally-recognized standard for pharmaceutical plant design and construction. GMP has been defined as “that part of quality assurance which ensures that products are consistently produced and controlled to the quality standards appropriate for their intended use and as required by the marketing authorization” (World Health Organization). GMP covers all aspects of the manufacturing process: defined manufacturing process; validated critical manufacturing steps; suitable premises, storage, transport; qualified and trained production and quality control personnel; adequate laboratory facilities; approved written procedures and instructions; records to show all steps of defined procedures taken; full traceability of a product through batch processing records and distribution records; and systems for recall and investigation of complaints.

Each facility is an independent production base that can process raw materials to finished goods, including packaging. We obtain our packing materials from Xi’an Printing Factory and we obtain the aluminum foil used in tablet production from Xi’an Haoyu Packing Co., Ltd.

We have land use rights to parcels of land. The Hanzhong production base covers an area of 28 mu with building area of 12,000 m2. The Xi’an Jinghe production base covers an area of 42,000 m2, and building area of 21,000 m2. The land use rights for the parcel in Xi’an Jinghe expires September 30, 2053 and the land use right for the parcel in Hanzong expires on April 27, 2053.

MANAGEMENT

In connection with the Merger Agreement, we appointed one new director to our board and hired 3 new officers. Furthermore, concurrent with the closing of the Exchange Agreement, Mr. Terry Bowering, our former Chief Executive Officer, Treasurer, and Secretary, resigned from these positions.

The following table sets forth the names, ages, and positions of our current executive officers and directors as of the Closing Date. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

The directors, officers and key employees of the Company are as follows:

Name	Age	Position
Guozhu Wang	45	Director, Chief Executive Officer
Guiping Zhang	42	President
Tao Lei*	39	Chief Financial Officer and to be appointed Director
Terry Bowering**	49	Director
Zaizhi Cheng*	55	To be appointed Director
Xiaogang Zhu*	66	To be appointed Director
Michael Segal*		To be appointed Director

*To be appointed upon the expiration of the ten day period following the mailing of the Schedule 14f-1 to the Company’s shareholders.
** To resign upon the expiration of the ten day period following the mailing of the Schedule 14f-1 to the Company’s shareholders.

The business experience, principal occupations and employment of each of the above persons during at least the last five years are set forth below.

GUOZHU WANG – Chief Executive Officer. Mr. Wang was appointed Chief Executive Officer of Allstar Restaurants/China Qinba Pharmaceuticals on February 12, 2010. Mr. Wang has been China Qinba Pharmaceuticals’ CEO on November 5, 2008 and China Qinba’s Chairman since November 15, 2008. He was also Chairman of Xi’an Pharmaceuticals since August 2007. Mr. Wang served as Chairman of the Board at Shandong Cide Pharmaceuticals, Inc., where he was in charge of overall operations of the company from May 2004 until August 2007. Mr. Wang was also employed at Jilin Aodong Medicine Industry Group Co., Ltd., Shandeng Sales Company as General Manager in charge of sales from May 2003 until May 2004.

GUIPING ZHANG – President. Mr. Zhang was appointed president of China Qinba Pharmaceuticals on February 12, 2010. Mr. Zhang has been the China Qinba Pharmaceuticals’ General Manager since November 5, 2008 and a Director of China Qinba Pharmaceuticals since November 15, 2008. From August 2007 to November 2008, Mr. Zhang was General Manager and Vice President with Xi’an Pharmaceuticals and responsible for the overall operations and management of the Xi’an Pharmaceuticals. He was Chairman of the Board of Xi’an Pharmaceuticals from 2001 through August 2007.  Mr. Zhang attended Shandong University majoring in Micro-organism Engineering and graduated in July 1989.

TAO LEI – Chief Financial Officer, Director*. Mr. Lei was appointed Chief Financial Officer China Qinba Pharmaceuticals on February 12, 2010.  Prior to his appointment Mr. Lei was CFO of Xi’an Pharmaceuticals since May of 2009.  Previous to Mr. Lei’s employment with Xi;an Pharmaceuticals, Mr. Lei was employed with Shaanxi Baifu Investment Company from April 2006 to May 2009 as CFO.  Mr. Lei was the Finance Manager of Xi’an Zhonghui Shopping Mall from June 2000 to March 2006.  . After completing his Accounting degree in 1996 from Xi’an Union University, Mr. Lei obtained his Auditor designation in 1997and his Accountant designation in 1998.

ZAIZHI CHENG – Director*. From January 2005 to December 2009, Mr. Cheng was employed with Shandong Tianyue Pharmaceuticals Co., Ltd., as Chief Financial Officer. From January 2003 to December 2004, Mr. Cheng was employed with Shandong Fangzhou Mi Co., Ltd., as Chief Financial Officer. From May 2001 to December 2002, Mr. Cheng was employed with Guangdong Zhongshan Xiaoya Jinglin Air Conditioner Factory, as Executive Vice President. From May

1997 to May 2001, Mr. Cheng was employed with Shandong Yinchu Industry Co., Ltd., as Chief Financial Officer.   Mr. Cheng majored in accounting and received his diploma from Shandong University.

XIAOGANG ZHU – Director*. Mr Zhu is currently employed with China Recycling Energy Corp as General Manager and is also employed with Xi’an TCH Energy Technology Co. Ltd. as Chief Executive Officer.  Mr Zhu has held these positions since 2007.  From 2005 to 2007, Mr. Zhu was employed with China Natural Gas, Inc. as Chief Financial Officer as well as the Chief Financial Officer of Xi’an Xilan Natural Gas Co., Ltd. From 2000 to 2005, Mr. Zhu was employed with Xi’an Dapeng Biological Technology Co., Ltd. as Vice General Manager.  Mr. Zhu was graduated from Shaanxi Institute of Finance and Economics, whose major was Accounting, with a designation of Senior Accountant.

MICHAEL SEGAL – Director*. Since 2001, Mr. Segal has been President of Segal Cirone Services Inc., a financial consulting company that advises institutions, banks and high net worth individuals.  He was a Principal, Options Compliance Principal and Branch Office Manager of Whitaker Securities LLC, a member of the Financial Industry Regulatory Authority (FINRA) from October 23, 2006 until October 2009.  Prior to that, Mr. Segal had served as President of Alexander Westcott & Co., Inc., a Broker/Dealer registered with NASD and Secretary of the board of directors of its parent company, the Financial Commerce Network Inc., a public company.  He is also individually registered as a Commodity Trading Advisor with the Commodity Futures Trading Commission (CFTC) and a member of the National Futures Association (NFA) and a founding member of the Managed Funds Association. Mr. Segal received a B.B.A. in marketing and economics from the University of Miami in Florida.  Mr. Segal sits on the board of directors of China Agri Business Inc. (CHBU.BB) and China Power Equipment Inc. (CPQQ.BB) public traded companies on the US OTC Bulletin Board. Additionally Mr. Segal sits on the board of directors of the following privately held companies:  Asia Nutracueticals Consulting Co. Ltd.; China America Holdings LLC; Asia Carbon Black Inc.; and SunGame Inc.

TERRY BOWERING - Director**. Mr. Bowering was born August 30, 1960, in Canada. At present, Mr. Bowering is employed as Managing Director and General Manager of China Doll Foods Ltd. (formerly Fastserve Foods Inc.), in Regina, Saskatchewan, Canada. Mr. Bowering oversees the daily business operations of ChinaDoll Foods Ltd., its restaurants and food services business, as well as the corporate development and administrative duties for Allstar Restaurants. Mr. Bowering also acts as an independent Management Consultant offering consultation to private companies on a variety of financial and administrative issues. From 1999 to 2003 Mr. Bowering was a Director and Chief Executive Officer of Netforce Systems Inc., an Internet Services company, based in Antigua, West Indies. Mr. Bowering holds a Bachelor of Administration degree (B.Admin.) in Finance from the University of Regina, and a Master of Business Administration degree (MBA) from the University of Saskatchewan, Canada. Mr. Bowering currently resides in Regina, Canada. Mr. Bowering was appointed to the position of Director on December 22, 2004, to serve until his successor has been elected and qualifies.

*To be appointed upon the expiration of the ten day period following the mailing of the Schedule 14f-1 to the Company’s shareholders.
** To resign upon the expiration of the ten day period following the mailing of the Schedule 14f-1 to the Company’s shareholders.

Committees of the Board of Directors

As of December 19, 2008, we have adopted our charters to the following committees of the Board of Directors with membership to be announced upon the appointment of independent Directors.

Audit Committee
Our audit committee will consist of our independent directors upon appointment.  The Committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company.  The audit committee is responsible for, among other things:

●	selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;
●	reviewing with our independent auditors any audit problems or difficulties and management’s response;
●	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;
●	discussing the annual audited financial statements with management and our independent auditors;
●	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

●	annually reviewing and reassessing the adequacy of our audit committee charter;
●	such other matters that are specifically delegated to our audit committee by our board of directors from time to time;
●	meeting separately and periodically with management and our internal and independent auditors; and
●	reporting regularly to the full board of directors.

Compensation Committee
Our compensation committee will consist of our independent directors upon appointment.

Our compensation committee assists the board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers.  Members of the compensation committee are not prohibited from direct involvement in determining their own compensation.  Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated.  The compensation committee is responsible for, among other things:

●	approving and overseeing the compensation package for our executive officers;
●	reviewing and making recommendations to the board with respect to the compensation of our directors;
●
reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives, and setting the compensation level of our chief executive officer based on this evaluation; and

●
reviewing periodically and making recommendations to the board regarding any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Corporate Governance and Nominating Committee
Our corporate governance and nominating committee will consist of our independent directors upon appointment.  The corporate governance and nominating committee assists the board of directors in identifying individuals qualified to become our directors and in determining the composition of the board and its committees.  The corporate governance and nominating committee is responsible for, among other things:

●	identifying and recommending to the board nominees for election or re-election to the board, or for appointment to fill any vacancy;
●	reviewing annually with the board the current composition of the board in light of the characteristics of independence, age, skills, experience and availability of service to us;
●	identifying and recommending to the board the directors to serve as members of the board’s committees;
●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as
●	our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any corrective action to be taken; and
●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.
●	To the best of our knowledge, none of the following ever occurred to any of our directors and officers.

(1)   Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)   Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)   Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)   Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Code of Ethics
We currently have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

Conflicts of Interest
Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION SUMMARY

The following Executive Compensation Chart highlights the compensation for our executive officers. No other executive officers received salary and bonus in excess of $100,000 for the prior three fiscal years.

Compensation of Directors and Executive Members

								Long Term Compensation
		Annual Compensation						Awards		Payouts
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#) (#)	LTIP Payouts ($)	All Other Compensation ($)
Terry Bowering, Director (former CEO)(1)	2009 2008 2007	$ $ $	63,140 42,000 0	$ $ $	0 0 0	$ $ $	0 0 0	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
Guozhu Wang, Director and CEO(2)	2010 2009 2008 2007	$ $ $ $	5,095 5,242 4,392 1,089		$0		$0	N/A	N/A	N/A	$0
Guiping Zhang, President(2)	2010 2009 2008 2007	$ $ $ $	5,622 5,769 5,710 5,069		$0		$0	N/A	N/A	N/A	N/A
Teo Lei CFO(2)	2010 2009	$ $	4,392 1,581		$0		$0	N/A	N/A	N/A	N/A

(1)
Terry Bowering resigned as our Chief Executive Officer, on February 12, 2010, and remains a Director, effective until the expiration of the ten day period following the mailing of the Schedule 14f-1 to the Company’s shareholders.

(2)
These amounts represent compensation paid by China Qinba Pharmaceuticals as and its subsidiaries. As of the Closing of the Merger Agreement we executed employment agreements with our CEO, President and CFO. The employment agreements are for a term of two years.  The employment agreements will provide for annual salaries and annual bonuses in amounts not less than the amounts set forth in the table above.

Effective February 12, 2010, the following persons were appointed as members of the Board of Directors:

Name	Age	Position
Guozhu Wang	45	Chairman and CEO

The business background descriptions of the newly appointed directors are as follows:

The business experience, principal occupations and employment of each of the above persons during at least the last five years are set forth below.

GUOZHU WANG – Director and Chairman. Mr. Wang was appointed Chairman effective February 12, 2010 and he was also appointed Chief Executive Officer of Allstar Restaurants/China Qinba Pharmaceuticals on February 12, 2010. Mr. Wang has been China Qinba Pharmaceuticals’ CEO on November 5, 2008 and China Qinba’s Chairman since November 15, 2008. He was also Chairman of Xi’an Pharmaceuticals since August 2007. Mr. Wang served as Chairman of the Board at Shandong Cide Pharmaceuticals, Inc., where he was in charge of overall operations of the company from May 2004 until August 2007. Mr. Wang was also employed at Jilin Aodong Medicine Industry Group Co., Ltd., Shandeng Sales Company as General Manager in charge of sales from May 2003 until May 2004.

Family Relationships
There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Appointment of Officers
Effective February 12, 2010, the directors appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

NAME	AGE	POSITION
GUOZHU WANG	45	Chief Executive Officer
GUIPING ZHANG	42	President
TAO LEI	39	Chief Financial Officer

GUOZHU WANG – Chief Executive Officer. Mr. Wang was appointed Chief Executive Officer of Allstar Restaurants/ China Qinba Pharmaceuticals on February 12, 2010. Mr. Wang has been China Qinba Pharmaceuticals’ CEO on November 5, 2008 and China Qinba’s Chairman since November 15, 2008. He was also Chairman of Xi’an Pharmaceuticals since August 2007. Mr. Wang served as Chairman of the Board at Shandong Cide Pharmaceuticals, Inc., where he was in charge of overall operations of the company from May 2004 until August 2007. Mr. Wang was also employed at Jilin Aodong Medicine Industry Group Co., Ltd., Shandeng Sales Company as General Manager in charge of sales from May 2003 until May 2004.

GUIPING ZHANG – President. Mr. Zhang was appointed president of China Qinba Pharmaceuticals on February 12, 2010. Mr. Zhang has been the China Qinba Pharmaceuticals’ General Manager since November 5, 2008 and a Director of China Qinba Pharmaceuticals since November 15, 2008. From August 2007 to November 2008, Mr. Zhang was General Manager and Vice President with Xi’an Pharmaceuticals and responsible for the overall operations and management of the Xi’an Pharmaceuticals. He was Chairman of the Board of Xi’an Pharmaceuticals from 2001 through August 2007.  Mr. Zhang attended Shandong University majoring in Micro-organism Engineering and graduated in July 1989.

TAO LEI – Chief Financial Officer Mr. Lei was appointed Chief Financial Officer China Qinba Pharmaceuticals on February 12, 2010.  Prior to his appointment Mr. Lei was CFO of Xi’an Pharmaceuticals since May of 2009.  Previous to Mr. Lei’s employment with Xi;an Pharmaceuticals, Mr. Lei was employed with Shaanxi Baifu Investment Company from April 2006 to May 2009 as CFO.  Mr. Lei was the Finance Manager of Xi’an Zhonghui Shopping Mall from June 2000 to March 2006.  . After completing his Accounting degree in 1996 from Xi’an Union University, Mr. Lei obtained his Auditor designation in 1997and his Accountant designation in 1998.

We do not maintain any equity incentive or stock option plan. Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers.

Employment Agreements
As of the Closing, we executed employment agreements with each of our executive officers, specifically, Guozhu Wang, our Chief Executive Officer; Guiping Zhang, our President and, our Teo Lei our Chief Financial Officer. The employment agreement for each has a term of two years.  The employment agreements provide for annual salaries and annual bonuses in amounts as set forth in the table above entitled “China Qinba”.

On January 1, 2010, we entered into a two year Employment Agreement with Guozhu Wang such that he will serve as our Chief Executive Officer. The agreement provides for an annual salary of USD$5,095 and an annual bonus of  up to 50% of the executive’s annual salary. A copy of this agreement is included in this Current Report as an Exhibit.

On January 1, 2010, we entered into a two year Employment Agreement with Guiping Zhang such that he will serve as our President. The agreement provides for an annual salary of USD$5,622 and an annual bonus of up to 50% of the executive’s annual salary. A copy of this agreement is included in this Current Report as an Exhibit.

On January 1, 2010, we entered into a two year Employment Agreement with Tao Lei such that he will serve as our Chief Financial Officer. The agreement provides for an annual salary of USD$4,392 and an annual bonus of up to 50% of the executive’s annual salary. A copy of this agreement is included in this Current Report as an Exhibit.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Pre-Closing
The following table sets forth certain information regarding our common stock beneficially owned on February 12, 2010, prior to the closing, for (i) each shareholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. Except as set forth in this Information Statement, there are not any pending or anticipated arrangements that may cause a change in control. At February 12, 2010, 9,950,000 shares of our common stock were outstanding immediately prior to the Closing Date.

Name	Number of Shares Beneficially Owned	Percent of Shares
Terry Bowering REGINA, SASKATCHEWAN CANADA	5,100,000	51.25%
All Executive Officers and Directors as a group	5,100,000	51.25%

Post-Closing
The following table sets forth certain information regarding common stock beneficially owned on February 12, 2010, after the closing, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, to reflect the closing of the Merger.

As of February 12, 2010, we have 38,450,000 shares of common stock outstanding.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Beneficial Ownership (4)
Guozhu Wang	5,913,600	15.38%
Guiping Zhang	5,227,200	13.59%
All Executive Officers and Directors as a group (2persons)		28.97%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Share Exchange Related Transaction
In May 2008 China Qinba Pharmaceuticals issued 6,250,000 shares of our common stock to our three founders in consideration for services in connection with our formation and organization. China Qinba Pharmaceuticals issued Ms. Chen Xi Huang Wong 966,250 shares, ValueRich, Inc., a consultant with whom China Qinba Pharmaceuticals has a consulting arrangement 1,406,250 shares and Bo Chen, a principal shareholder 3,437,500 shares, which represents 10.84% of our outstanding common shares.

In 2008, in exchange for executing the Management Entrustment Agreement, the shareholders of Xi’an Pharmaceuticals received 25,000,000 shares of China Qinba Pharmaceuticals, Inc. common stock and some of the China Qinba Pharmaceuticals officers and directors are officers and directors of Xi’an Pharmaceuticals. Guozhu Wang and Guiping Zhang received 7,250,000 and 6,750,000 shares of China Qinba Pharmaceuticals common stock in connection with such transaction, which represented 22.87% and 21.29% of China Qinba Pharmaceuticals outstanding shares of common stock.

In November 2008 China Qinba Pharmaceuticals issued 200,000 share of China Qinba Pharmaceuticals common stock to Ms. Chen Xi Huang Wong in exchange for her capital contribution of $500,000.

As part of a private placement that was conducted from September 2008 and ending December 2008 China Qinba Pharmaceuticals issued 250,000 shares of China Qinba Pharmaceuticals common stock at $.04 per share to 36 investors. Lap Keung Wong, the husband of Ms. Chen Xi Huang Wong was issued 43,750 shares in connection with the offering.  Joseph Visconti, the CEO and President of ValueRich, Inc. was issued 5,000 shares in connection with such offering and his son and father were each issued 2,500 shares in connection with such offering.

In December 2009 China Qinba Pharmaceuticals cancelled 3,700,000 shares of our common stock that had been issued to China Qinba Pharmaceuticals three founders in consideration for services not performed.  China Qinba Pharmaceuticals cancelled ValueRich Inc. 1,406,250 shares, Ms. Chen Xi Haung Wong, 966,250 shares, and Mr. Bo Chen 1,227,500 shares.

Pursuant to a share exchange agreement of February 12, 2010, Terry Bowering transferred 5,100,000 shares of common stock of Allstar Restaurants to Allstar Restaurants in exchange for 100% of the issued and outstanding shares of Allstar Restaurants’ wholly-owned subsidiary, China Doll Foods Ltd., d/b/a China Doll Restaurant and Lounge.   Allstar Restaurants cancelled the shares of common stock received from Terry Bowering on February 12, 2010. Terry Bowering and Allstar Restaurants entered into a binding agreement with respect to such transaction on February 12, 2010.

Pursuant to the merger agreement of February 12, 2010, through our wholly-owned subsidiary Allstar Acquisitions Co., we acquired control of China Qinba Pharmaceuticals, Inc.  a Delaware corporation and the parent company of Xi-an Development Co., Ltd., a wholly foreign-owned enterprise organized under the laws of the People’s Republic of China  by issuing to the China Qinba Pharmaceutical Shareholders shares our of Common Stock as consideration for all of the outstanding capital stock of China Qinba Pharmaceuticals. The Majority Qinba Shareholders with whom we consummated the merger included Guozhu Wang, Guiping Zhang, Xiu’e Xing, Yong Xu, XiLing Gao, Xianhong Xue, Congge Wei and Xiulan Kang. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period.

At the closing, Allstar Restaurants issued 33,600,000 shares of common stock to the China Qinba Pharmaceuticals Shareholders as merger consideration for 100% of the common stock of China Qinba Pharmaceuticals. Immediately after the Closing, we had a total of 38,450,000 shares of common stock outstanding, with the China Qinba Pharmaceuticals Shareholders (and their assignees) owning approximately 87.39 % of our outstanding common stock, and the balance held by those who held our common stock prior to the Closing.

The table below sets forth our significant stockholders, officers and directors, the significant stockholders, officers, and directors of Xi’an Development and their relationships with Xi’an Pharmaceuticals.

Name	Position/Interrelationship
Guozhu Wang
Chairman and Chief Executive Officer of Allstar Restaurants, China Qinba Pharmaceuticals, and Xi’an Pharmaceuticals, stockholder of Allstar with 15.38% of our common stock; Director of Xi’an Development with right to vote Xi’an Pharmaceuticals shares under the terms of the Voting Proxy Agreement.

Guiping Zhang
President of China Qinba Pharmaceuticals and Xi’an Pharmaceuticals, stockholder of Allstar Restaurants with 13.59% of our common stock; Director and General Manager of Xi’an Development with right to vote Xi’an Pharmaceuticals shares under the terms of the Voting Proxy Agreement.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

We do not currently have a policy or set of procedures for the review, approval or ratification of transactions required to be reported as related party transactions. However, our bylaws provide that no contract or transaction between us and one or more of our directors or officers, or between us and any other corporation, partnership, association or other organization in which one or more of our directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to us as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders.

DESCRIPTION OF SECURITIES
As of February 12, 2010, our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of February 12, 2010, an aggregate of 38,450,000 shares of Common Stock were outstanding.

There are no shares of preferred stock authorized or outstanding.

Common Stock
Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended articles of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of Common Stock are entitled to share rateably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the Common Stock. The outstanding shares of Common Stock are, and the shares of Common Stock to be issued upon conversion of the Warrants will be, fully paid and non-assessable.

Voting Rights
Holders of our common stock have the right to cast one vote for each share of stock in their name on the books of our company, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including election of directors. There is no right to cumulative voting in the election of directors. Except where a greater requirement is provided by statute or by the articles of incorporation, or in the by-laws, the presence, in person or by proxy duly authorized, of the one or more holders of a majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our articles of incorporation.

Dividends
There are no restrictions in our articles of incorporation or by-laws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend (1) we would not be able to pay our debts as they become due in the usual course of business or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Preemptive Rights
Holders of our common stock are not entitled to preemptive rights, and no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of our common stock are, and the shares of common stock sold in the offering will when issued be, fully paid and non-assessable.

Warrants
For a more detailed description of our Warrants, please see the discussion in Item 3.02 of this report.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Our common stock, having $.001 par value per share ("Common Stock"), is traded on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "AREN". Following the Merger, the combined Company will continue to be traded on the OTCBB, under the symbol “AREN”, however we will request a new symbol closer in form to the name China Qinba Pharmaceuticals, Inc.

The following table sets forth, for the periods indicated, the reported high and low closing bid quotations for AREN’s common stock as reported on the OTCBB. The bid prices reflect inter-dealer quotations, do not include retail mark-ups, markdowns or commissions and do not necessarily reflect actual transactions.

Common Stock
Period Ended:	High	Low
January 1, 2010 to February 12, 2010	1.05	0.51
October 1, 2009 to December 31, 2009	1.05	0.12
July 1, 2009 to September 30, 2009	1.05	0.12
April 1, 2008 to June 30, 2009	0.12	0.12
January 1, 2009 to March 31, 2009	0.20	0.12
October 1, 2008 to December 30, 2008	0.45	0.20
July 1, 2008 to September 30, 2008	0.45	0.45
April 1, 2008 to June 30, 2008	0.76	0.45
February 19, 2008 to March 31, 2008	0.15	0.15

Transfer Agent and Registrar
TranShare Corporation, 5105 DTC Parkway, Suite 325, Greenwood Village, CO 80111-2608 Tel: 303-662-1112.

Dividend Policy
Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. However, even if we wish to pay dividends, because our cash flow is dependent on dividend distributions from our affiliated entities in PRC, we may be restricted from distributing dividends to our holders of shares of our common stock in the future if at the time we are unable to obtain sufficient dividend distributions from China Qinba Pharmaceuticals, Xi’an Development and Xi’an Pharmaceuticals. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. See “Risk Factors.”

LEGAL PROCEEDINGS
Neither we, nor any of our controlled affiliates, are involved in any lawsuit outside the ordinary course of business, the disposition of which would have a material effect upon either our results of operations, financial position, or cash flows.

RECENT SALES OF UNREGISTERED SECURITIES
Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS
Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our by-laws provide that we shall indemnify our officers and directors in any action, suit or proceeding unless such officer or director shall be adjudged to be derelict in his or her duties.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Please see Item 4.01 of this report for details.

Item 3.02   Unregistered Sales of Equity Securities
Pursuant to the Merger Agreement, on February 12, 2010, we issued 33,600,000 shares of our Common Stock to the shareholders China Qinba Pharmaceuticals in exchange for 100% of the outstanding shares of China Qinba Pharmaceuticals.  Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, in part pursuant to Regulation S and Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933. We made this determination based on the representations of China Children which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that China Qinba Pharmaceuticals shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Concurrent with the Merger Agreement on February 12, 2010, we entered into three agreements with various consultants for three year warrants to purchase 4,200,000 shares of our common stock at an exercise price of $0.83 per share (the “Warrants”). Such securities were not registered under the Securities Act of 1933. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. We made this determination based on the representations of the consultants, which included, in pertinent part, that such consultants were an "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that the consultants was acquiring our common stock for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the consultants understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On December 17, 2009, China Qinba Pharmaceuticals entered into an agreement with Dragon Link Investments, Inc. to provide for public shell referral services.  As consideration for the referral services to be performed by Dragon Link Investments, Inc., China Qinba Pharmaceuticals agreed to issue to Dragon Link Investments, Inc., warrants to acquire 1,200,000 common shares of the Company’s common stock, subject to any forward or reverse splits, with registration rights, at a $0.83 exercise price and expiration date of three years after acquiring control of or merging with said public shell for time spent on referral services, at the time of acquiring control or merging with said public shell.  The agreement had no fixed term of expiry.

On January 5, 2010, China Qinba Pharmaceuticals entered into an agreement with IFG Investments Services, Inc.  China Qinba Pharmaceuticals requires assistance in the public company sector including advising on a merger/acquisition transaction, regulatory filings and other consulting services support as requested. As consideration for the Consulting Services to be performed by Consultant under this agreement, China Qinba Pharmaceuticals agreed to issue IFG Investments Services, Inc. warrants to acquire 1,800,000 common shares of the Company’s stock, adjusted for any forward or reverse splits, with registration rights, at a $0.83 exercise price and expiration date of three years after the closing of the acquisition or merger for time spent on consulting services.

On January 27, 2010, China Qinba Pharmaceuticals entered into an investor relations agreement with HACG Investor Relations Services, Inc., pursuant to which the Company required assistance in the public company sector including advising on and with respect to investor relations services. The term of the contract expires January 31, 2011.  As consideration for certain investor relations services to be performed by HACG Investor Relations Services, Inc., China Qinba Pharmaceuticals agreed to issue to HACG Investor Relations Services, Inc. warrants to acquire 1,200,000 common shares of the Company’s stock, adjusted for any forward or reverse splits, with registration rights, at a $0.83 exercise price and expiration date of January 31, 2013, for time spent on consulting services.

Warrants
Each Warrant entitles the holder to purchase one share of our Common Stock. The Warrants will be exercisable, in whole or in part, at an exercise price equal to $0.83 per share (“Exercise Price”). The Warrants may be exercised at any time upon the election of the warrant holder beginning on the date of issuance and ending of the third anniversary of the closing of the Merger Agreement.

The Warrants will be detachable and separately transferable only during the Warrant exercise period; upon the expiration of the Warrant exercise period, the Warrants will expire and become void.

In order to exercise the Warrants, the Warrant must be surrendered at the office of the Warrant Agent prior to the expiration of the Warrant exercise period, with the form of exercise appearing with the Warrant completed and executed as indicated, accompanied by payment of the full exercise price for the number of Warrants being exercised. Payment shall be by certified funds or cashier's check payable to “Allstar Restaurants” In the case of partial exercise, the Warrant Agent will issue a new warrant to the exercising warrant holder, or assigns, evidencing the Warrants which remain unexercised. In our discretion, the Warrant Agent may designate a location other than our office for surrender of Warrants in the case of transfer or exercise.

The exercise price and number of shares of Common Stock to be received upon the exercise of Warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or our recapitalization. In the event of our liquidation, dissolution or winding up, the holders of Warrants will not be entitled to participate in the distribution of our assets.

If we shall make any dividend or other distribution of assets to holders of its common stock (a “Distribution”), then the Exercise Price shall be reduced by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the closing bid price of the shares of common stock on the trading day immediately preceding such record date minus the value of the Distribution applicable to one share of common stock, and (ii) the denominator shall be the closing bid price of the shares of common stock on the trading day immediately preceding such record date. Additionally, the number of shares underlying the Warrant shall be increased to a number of shares of common stock obtainable immediately prior to the close of business on the record date fixed for determining holders of shares entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth above. Holders of Warrants will have no voting, pre-emptive, subscription or other rights of shareholders in respect of the Warrants, nor shall the Holders be entitled to receive dividends.

Registration Rights with Respect to Common Stock Underlying the Warrants
We have agreed to register an amount of stock equal to 100% of the shares of Common Stock issuable in connection with the Warrants (“Underlying Common Stock”), on a registration statement to be filed by us. We shall pay the usual costs of such registration.

Other than as described above, no holder of any of our currently outstanding securities has any registration rights with respect to the securities held by them. We shall not file any other registration statement for any of our securities (other than the shares of Common Stock underlying the warrants)  until such time as the Registration Statement has been filed and declared effective; provided, however, we may, subject to stockholder approval, establish an equity performance or stock option plan for the benefit of our employees and directors for up to 5% of the outstanding shares of our Common Stock and file a registration statement to register such shares on Form S-8 or a comparable form for such purpose

Item 4.01   Change in Registrant’s Certifying Accountant
On February 12, 2010, the Company terminated HJ & Associates, LLC, the independent registered principal accountants of Allstar Restaurants.

During the company’s two most recent fiscal years and subsequent interim period preceding the termination of  HJ & Associates, LLC. there were no disagreements with HJ  & Associates, LLC Certified Public Accountants, PC which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HJ & Associates, LLC. would have caused HJ & Associates, LLC to make reference to the subject matter of the disagreements in connection with its reports. HJ & Associates, LLC  as the Company’s principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles, except that the reports of HJ & Associates, Inc. for the fiscal years ended March 31, 2006, 2007, and 2008 indicated conditions which raised substantial doubt about the Company’s ability to continue as a going concern.

We provided HJ & Associates, Inc. with a copy of this disclosure before its filing with the SEC. We requested that HJ & Associates, Inc. provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and we received a letter from HJ & Associates, Inc. stating that it agrees with the above statements.

On February 12, 2010 the board of directors of the Company approved and authorized the engagement of Acquavella, Chiarelli, Shuster, Berkower & Co., LLP Certified Public Accountants and Advisors, 518 Route One, Suite 4103,

Iselin, NJ 08830 as the principal independent accountant for the Company.  In addition, effective February 12, 2010, the Company selected Acquavella, Chiarelli, Shuster, Berkower & Co. LLP, Certified Public Accountants and Advisors as the independent public accountants for the Company for the fiscal year ending December 31, 2009.

Prior to engaging Acquavella, Chiarelli, Shuster, Berkower & Co., LLP, Acquavella, Chiarelli, Shuster, Berkower & Co., LLP did not provide our company with either written or oral advice that was an important factor considered by our company in reaching a decision to change our independent registered public accounting firm from HJ & Associates, Inc. to Acquavella, Chiarelli, Shuster, Berkower & Co., LLP.

Item 5.01   Changes in Control of Registrant.
As explained more fully in Item 2.01, in connection with the Merger Agreement, on February 12, 2010, we issued 33,600,000 shares of our Common Stock to the China Qinba Pharmaceuticals Shareholders in exchange for the transfer of 100% of the outstanding shares of China Qinba Pharmaceuticals’ capital stock by the China Qinba Pharmaceuticals Shareholders to us. As such, immediately following the Exchange and Financing transactions, the China Qinba Pharmaceuticals Shareholders held approximately 87.39% of the total combined voting power of all classes of our outstanding stock entitled to vote. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing of the Merger Agreement, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 of this Current Report dated February 12, 2010, Terry Bowering resigned as a Chief Executive Officer, Treasurer, and Secretary. Mr. Bowering remains as Director.  Further, effective February 12, 2010, Guozhu Wang was appointed as a member of our board of directors. Finally, effective February 12, 2010, our Directors appointed Guozhu Wang as our Chief Executive Officer, Mr. Zhang as our President and Mr. Lei as our Chief Financial Officer.   Upon the expiration of the ten day period following the mailing of the Schedule 14f-1, Zaizhi Cheng, Michael Segal, Tao Lei and Xiaogang Zhuwill be appointed as members of our Board of Directors.  Upon the expiration of the ten day period following the mailing of the Schedule 14f-1, Terry Bowering will resign as a member of our Board of Directors.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Please see Executive Compensation on page 36.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Reverse Share Split and Change in Fiscal Year

As of [date], the company changed its fiscal year-end from March 31 to December 31.  Please see Item 1.01 of this report for information with regard to the Articles of Merger.

Item 5.06   Change In Shell Company Status
As explained more fully in Item 2.01 above, we may have been a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Merger. As a result of the Merger, China Qinba Pharmaceuticals became our wholly owned subsidiary and became our main operational business. Consequently, we believe that the Merger has caused us to cease to be a shell company if we were one prior to the merger. For information about the merger, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01   Financial Statement and Exhibits.
(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Unaudited Condensed Consolidated Financial Statements of China Qinba Pharmaceuticals, as of September 30, 2009 and for the nine months ended September 30, 2008 and 2009 are filed as below to this current report and are incorporated herein by reference.

The Audited Consolidated Financial Statements of China Qinba Pharmaceuticals as of December 31, 2008 and 2007 are filed below to this current report and are incorporated herein by reference.

CHINA QINBA PHARMACEUTICALS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009

ACSB Acquavella, Chiarelli, Shuster, Berkower & Co., LLP
517 Route One Iselin, New Jersey 08830 732. 855.9600 Fax: 732.855.9559 www.acsbco.com	1 Penn Plaza 36th Floor New York, NY 10119 212.786.7510

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
China Qinba Pharmaceuticals, Inc.

We have reviewed the accompanying consolidated balance sheet of China Qinba Pharmaceuticals, Inc. as of September 30, 2009 and the consolidated statements of operations for the nine months ended September 30, 2009 & 2008 and consolidated statements of cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

Acquavella, Chiarelli, Shuster, Berkower & Co., LLP
Certified Public Accountants

New York, NY
February 5, 2010

CHINA QINBA PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2009

	9/30/2009	12/31/2008
ASSETS
Current Assets
Cash and cash equivalents	$6,475,140	$5,049,188
Cash pledged	-	193,657
Accounts receivable	8,018,908	5,204,418
Due from officer	5,420	-
Inventories	392,754	249,716
Prepayments and other receivables	786,156	734,660
Trade deposit paid	1,349,162	320,780
Total Current Assets	17,027,540	11,752,419

Property and equipment, net	7,793,322	8,101,407
Construction in progress	3,369,322	-
Intangible assets, net	6,829,889	7,113,137
Total Assets	$35,020,073	$26,966,963

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$654,316	$1,793,187
Bank acceptance payable	-	193,657
Accrued expenses and other payables	910,771	449,561
Trade deposit received	345,475	179,484
Short-term bank loans	5,383,553	3,800,058
Amount due to a shareholder	732,461	32,885
Value-added tax payable	493,556	234,513
Income tax payable	487,983	314,448
Total Current Liabilities	9,008,115	6,997,793

Long-term Liabilities
Long-term bank loan	-	292,312
Total Liabilities	9,008,115	7,290,105
Stockholders’ Equity
Preferred stock, par value, $0.0001 per share 20,000,000 shares authorized, none outstanding Common stock, par value, $0.0001 per share, 100,000,000 shares authorized, 31,675,000 and 31,450,000 shares issued and outstanding	3,168	3,145
Common stock subscribed, par value, $0.0001 per share, 25,000 and 250,000 shares issued	2	25
Paid-in capital	6,580,780	6,580,780
Subscriptions receivable	(1,000)	(10,000)
Statutory reserves	1,943,195	1,247,175
Accumulated other comprehensive loss	57,479	41,266
Retained earnings	17,428,334	11,814,467
Total Stockholders’ Equity	26,011,958	19,676,858
Total Liabilities and Stockholders’ Equity	$35,020,073	$26,966,963

The accompanying notes are an integral part of these financial statements

CHINA QINBA PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

	2009	2008
Sales, net	$18,394,922	$13,855,888

Cost of sales	(8,439,397)	(5,588,796))

Gross profit	9,955,525	8,267,092

Selling, general and administrative expenses	(2,313,604)	(1,389,025)

Income from operations	7,641,921	6,878,067

Other Income (Expense)
Interest income	12,489	23,674
Other income	70,065	269
Interest expense	(258,268)	(304,894)
Other expense	(8,248)	(517)
Total other Income (Expense)	(183,962)	(281,468)

Income before income taxes	7,457,959	6,596,599

Provision for income taxes	(1,148,072)	(990,698)

Net income	$6,309,887	$5,605,901

Net income per common share
Basic	$0.20	$0.18
Diluted	$0.20	$0.18

Weighted average common shares outstanding
Basic	31,662,637	31,250,000
Diluted	31,662,637	31,250,000

Net income	$6,309,887	$5,605,901
Other comprehensive income	16,213	58,987
Comprehensive income (loss)	$6,326,100	$5,664,888

The accompanying notes are an integral part of these financial statements.

CHINA QINBA PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

	Common Stock		Stock subscribed
	Shares	Amount	Shares	Amount	Paid- in Capital	Subscription receivable	Statutory Reserves	Comprehensive Income (Loss)	Retained Earnings	Total Shareholders’ Equity
Balance 12/31/2008	31,450,000	$3,145	250,000	$25	$6,580,780	(10,000)	$1,247,175	$41,266	$11,814,467	$19,676,858
Transfer Reserves							696,020		(696,020)	-
Capital Contribution	225,000	23	(225,000)	(23)		9,000				9,000
Comprehensive income								16,213		16,213
Net Income									6,309,887	6,309,887
Balance 9/30/2009	31,675,000	$3,168	25,000	$2	$6,580,780	$(1,000)	$1,943,195	$57,479	$17,428,334	$26,011,958

The accompanying notes are an integral part of these financial statements.

CHINA QINBA PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,309,887	$5,605,901
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	600,061	464,932
Loss on assets disposed	1,253	-
Changes in operating assets and liabilities:
Cash pledged	193,770
Accounts receivable	(2,797,725)	(2,448,399)
Due from officer	(5,411)	-
Prepaid and other receivables	(49,721)	(182,530)
Trade deposit paid	(1,025,886)	(115,103)
Inventory	(142,220)	455,120
Accounts payable and accrued expenses	(681,652)	1,142,008
Bank acceptance payable	(193,770)	187,253
Trade deposit received	165,295	145,225
Due to shareholders	698,304	3,533
VAT tax payable	258,061	50,398
Income tax payable	172,517	275,858
Total adjustment	(2,807,124)	(21,705)

Net cash provided by (used in) operating activities	3,502,763	5,584,196

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property & equipment	(9,982)	(8,738)
Construction in progress	(3,363,557)	-
Intangible assets	-	(2,613,612

Net cash used in Investing activities	(3,373,539)	(2,622,350)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from short-term bank loan	2,193,624	2,826,456
Repayment of short-term bank loan	(914,047)	(2,967,778)
Proceeds of issuance of stock	9,000	-
Net cash provided by (used in) financing activities	1,288,577	(141,322)

Effect of exchange rate changes on cash and cash equivalents	8,151	218,758

Net Increase (Decrease) in cash and cash equivalents	1,425,952	3,039,282

Cash and cash equivalents, beginning balance	5,049,188	1,810,764
Cash and cash equivalents, ending balance	$6,475,140	$4,850,246
SUPPLEMENTAL DISCLOSURES:
Interest payments	$257,852	$98,680
Income tax payments	$1,149,051	$-

The accompanying notes are an integral part of these financial statements.

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 1 – ORGANIZATION

China Qinba Pharmaceuticals, Inc. (“the Company”) was incorporated in the United States in Delaware on May 29, 2008.  The Company formed Xi’an Pharmaceuticals Development Co., Ltd. (“Xi’an Pharmaceuticals” or the “WOFE”).  Xi’an Pharmaceuticals is a wholly-owned subsidiary of China Qinba Pharmaceuticals, Inc. organized under the laws of the People’s Republic of China.

On October 28, 2008, Xi’an Pharmaceuticals Development Co., Ltd. entered into a series of agreements including a Management Entrustment Agreement, a Shareholders’ Voting Proxy Agreement, an Exclusive Option Agreement and a Share Pledge Agreement (the “Agreements”) with Xi’an Qinba Pharmaceutical Co., Ltd ("Xi’an Qinba") and its shareholders (the “Transaction”). Xi’an Qinba Pharmaceutical Co., Ltd. is a corporation formed under the laws of the PRC. According to these Agreements, Xi’an Pharmaceuticals Development Co., Ltd. acquired management control of Xi’an Qinba Pharmaceutical whereby Xi’an Pharmaceuticals Development Co., Ltd. is entitled to all of the net profits of Xi’an Qinba Pharmaceutical Co., Inc. as a management fee, and is obligated to fund Xi’an Qinba Pharmaceutical’s operations and pay all of the debts.  In exchange for entering into the Agreements, on October 28, 2008, the Company issued 25,000,000 shares of its common stock to Xi’an Qinba Pharmaceutical Co., Ltd. owners, representing approximately 80% of the Company’s common stock outstanding after the Transaction.  Consequently, the owners of Xi’an Qinba  Pharmaceutical Co., Ltd. own a majority of the Company's common stock immediately following the Transaction, therefore, the Transaction is being accounted for as a "reverse acquisition", and Xi’an Qinba Pharmaceutical Co., Ltd. is deemed to be the accounting acquirer in the reverse acquisition.

These contractual arrangements completed on October 28, 2008 provide that Xi’an Pharmaceuticals Development Co., Ltd. has controlling interest in Xi’an Qinba Pharmaceutical as defined by FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”), included in the FASB Accounting Standards Codification (“ASC”) 810, Consolidation, an Interpretation of Accounting Research Bulletin No. 51, included in in the Codification as ASC 810, Consolidation, which requires Xi’an Pharmaceuticals Development Co., Ltd. to consolidate the financial statements of Xi’an Qinba Pharmaceutical and ultimately consolidate with its parent company, China Qinba (see Note 2, “Principles of Consolidation”).

The Company, through its subsidiary, and exclusive contractual arrangement with Xi’an Qinba Pharmaceutical Co., Ltd., is engaged in the business of manufacturing and marketing over-the-counter (“OTC”) and prescription pharmaceutical products which include capsules, granules and powder type medicines.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Yuan Renminbi; however the accompanying consolidated financial statements have been translated and presented in United States Dollars. The accompanying financial statements present the historical financial condition, results of operations and cash flows of the operating companies.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its subsidiary and variable interest entity (“VIE”) for which the Company is the primary beneficiary.  All inter-company accounts and transactions have been eliminated in consolidation.  The Company has adopted FIN 46R, ASC 810, Consolidation, which requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns.

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In determining Xi’an Qinba Pharmaceutical is the VIE of Xi’an Pharmaceuticals Development Co., Ltd., the Company considered the following indicators, among others:

■
Xi’an Pharmaceuticals has the full right to control and administrate the financial affairs and daily operation of Xi’an Qinba and has the right to manage and control all assets of Xi’an Qinba. The equity holders of Xi’an Qinba as a group have no right to make any decision about Xi’an Qinba’s activities without the consent of Xi’an Pharmaceuticals.

■
Xi’an Pharmaceuticals was assigned all voting rights of Xi’an Qinba and has the right to appoint all directors and senior management personnel of Xi’an Qinba. The equity holders of Xi’an Qinba possess no substantive voting rights.

■	Xi’an Pharmaceuticals will provide financial support if Xi’an Qinba requires additional funds to maintain its operations and to repay its debts.

■
Xi’an Pharmaceuticals should be paid a management fee equal to 25% of Xi’an Qinba’s sales amount.  If there are no earnings before taxes and other cash expenses, then no fee shall be paid.  If Xi’an Qinba sustains losses, they will be carried over to the next period and deducted from the next management fee.  Xi’an Pharmaceuticals should assume all operation risks of Xi’an Qinba and bear all losses of Xi’an Qinba.  Therefore, Xi’an Pharmaceuticals is the primary beneficiary of Xi’an Qinba.

Xi’an Qinba is wholly owned by the majority shareholders of the Company.  The capital provided to Xi’an Qinba by the Company was recorded as interest-free loan to Xi’an Qinba. There was no written note to this loan and the loan is not interest bearing and was eliminated during consolidation. Under various contractual agreements, the shareholders of Xi’an Qinba are required to transfer their ownership to the Company’s subsidiary in China when permitted by PRC laws and regulations or to designees of the Company at any time when the Company considers it is necessary to acquire Xi’an Qinba. In addition, the shareholders of Xi’an Qinba have pledged their shares in Xi’an Qinba as collateral to secure these contractual arrangements.

Foreign Currency

The Company’s reporting currency is the U.S. dollar. The Company’s operation in China uses Chinese Yuan Renminbi (CNY) as its functional currency.  The financial statements of the subsidiary are translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, “Foreign Currency Translation”, included in the Codification as ASC 830, Foreign Currency Matters.  According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period.  The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income,” as a component of shareholders’ equity, included in the Codification as ASC 220, Comprehensive Income.  Foreign exchange transaction gains and losses are reflected in the income statement.  For the nine months ended September 30, 2009 and 2008, the foreign currency translation adjustments to the Company’s comprehensive income was $16,213 and $ 59,987.

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the  Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis.

The standard credit period of the Company’s most of client is three months. Within the medical industry in China, the collection period is generally longer than for other industries. Management evaluates the collectability of the receivables at least quarterly. The estimated average collection period was 90 days as of March 31, 2009. There was no allowance for doubtful account as of September 30, 2009 and December 31, 2008.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market.  Management compares the cost of inventories with the market value and allowances are made to reduce their inventories to market value, if lower.  As of September 30,2009 and December 31, 2008, inventories consist of the following:

	9/30/2009	12/31/2008
Raw materials	$324,864	$185,052
Finished goods	67,890	64,664
	$392,754	$249,716

Property, Plant & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Building and improvements	20-32 years
Machinery	8-42 years
Fixture, furniture and equipment	5-15 years
Motor vehicles	5-7 years

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, Plant & Equipment consist of the following:

	9/30/2009	12/31/2008
Building and improvements	$3,723,080	$3,845,546
Machinery	5,851,605	5,789,181
Fixture, furniture and equipment	177,998	109,227
Motor vehicles	111,834	111,834
	9,864,517	9,855,788
Less: Accumulated depreciation	(2,071,195)	(1,754,381)
	$7,793,322	$8,101,407

Depreciation expense for the nine months ended September 30, 2009 and 2008 was $316,814 and $ 322,903, respectively. During 2009 the company transferred $122,467 from Building improvement into Furniture, fixtures and equipment $67,758, and Machinery $54,709.

Intangible Assets

Intangible assets are amortized using the straight-line method over their estimated period of benefit, ranging from one to fifty years. Management evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. No impairments of intangible assets have been identified during any of the periods presented. The land rights purchased in 2003 will expire in 2053. All of the Company’s intangible assets are subject to amortization with estimated lives of:

Land use right	50 years
Proprietary technologies	20 years

As of September 30, 2009 and December 31, 2008, the components of finite-lived intangible assets are as follows:

	9/30/2009	12/31/2008
Land use right	$1,058,964	$1,058,964
Proprietary technologies	6,622,794	6,622,794
	7,681,760	7,681,760
Less: Accumulated amortization	(851,871)	(568,623)
	$6,829,889	$7,113,137

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Amortization expense for the nine months ended September 30, 2009 and 2008 were $283,247 and $142,032, respectively. The estimated future amortization expenses related to intangible asset as of September 30, 2009 are as follows:

9/30
2010	$377,348
2011	377,348
2012	377,348
2013	377,348
2014	377,348
Thereafter	$4,943,149

Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS No. 144), included in the Codification as ASC 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business”, included in the Codification as ASC 225, Income Statement. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360.  ASC 360requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of March 31, 2009, there were no significant impairments of its long-lived assets.

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107, “Disclosures about Fair Value of Financial Instruments”,  included in the Codification as ASC 820, Fair Value Measurements and Disclosures, requires that the Company discloses estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Value Added Tax Payable

The Company is subject to a value added tax rate of 17% on product sales by the People’s Republic of China.  Value added tax payable is computed net of value added tax paid on purchases for all sales in the People’s Republic of China.

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104, “Revenue Recognition”, included in the Codification as ASC 605, Revenue Regognition. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

The Company does not allow its customers to return products. The Company’s customers can exchange products only if they are damaged in transportation.

Stock-Based Compensation

In October 1995, the FASB issued SFAS No. 123, “Accounting for Stock-Based Compensation”, included in the Codification as ASC 718, Compensation-Stock Compensation. ASC 718 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights.

In December 2004, the FASB issued FASB Statement No. 123R ("SFAS 123R"), "Share-Based Payment, an Amendment of FASB Statement No. 123."  SFAS 123R requires companies to recognize in the statement of operations the grant date fair value of stock options and other equity-based compensation issued to employees. SFAS 123R is effective beginning in the Company's first quarter of fiscal 2006.

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes”, included in the Codification as ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

On January 1, 2007 the Company adopted the provisions of FASB issued Interpretation No. 48 (FIN 48), “Accounting for uncertainty in Income Taxes”, included in the Codification as ASC 740, Income Taxes. The topic addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive Income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income, foreign currency translation adjustments.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows”, included in the Codification as ASC 230, Statement of Cash Flows, cash flows from the Company’s operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Segment Reporting

Statement of Financial Accounting Standards No. 131, “Disclosure about Segments of an Enterprise and Related Information”, included in Codification ASC 280, Segment Reporting, requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), included in the Codification as ASC 810-10-65-1. This topic establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. This topic also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This topic is effective for fiscal years beginning October 1, 2009. The Company does not expect the impact of the adoption of SFAS 160 to be material.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS No. 165”), included in the Codification as ASC 855, Subsequent Events. This topic establishes the period in which management of a reporting entity should evaluate events and transactions for recognition or disclosure in the financial statements. It also describes the circumstances under which an entity should recognize events or transactions that occur after the balance sheet date. This topic is effective for interim and annual reporting periods ending after June 15, 2009. The Company does not expect the adoption of this topic to have a material effect on its financial statements and related disclosures.

In June 2009, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 166, “Accounting for Transfers of Financial Assets, an Amendment of FASB Statement No. 140” (“SFAS No. 166”), expected to be included in the FASB Accounting Standards Codification (‘Codification’) as Accounting Standards Codification (‘ASC 860”), Transfers and Servicing. This topic improves the comparability of information that a reporting entity provides regarding transfers of financial assets and the effects on its financial statements. This topic is effective for interim and annual reporting periods ending after November 15, 2009. The Company is currently evaluating the effect that this topic will have on its financial statements.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS No. 167”), expected to be included in the Codification as ASC 810, Consolidation. This topic changes the consolidation guidance applicable to a variable interest entity. Among other things, it requires a qualitative analysis to be performed in determining whether an enterprise is the primary beneficiary of a variable interest entity. This topic is effective for interim and annual reporting periods ending after November 15, 2009. The Company is currently evaluating the effect that SFAS No. 167 will have on its financial statements.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification ™ and the Hierarchy of Generally Accepted Accounting Principles a Replacement of FASB Statement No. 162” (“SFAS No. 168”), included in the Codification as ASC 105, Generally Accepted Accounting Principles. This topic is the source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in accordance with generally accepted accounting principles. This topic is effective for interim and annual reporting periods ending after September 15, 2009. On September 30, 2009, the Company adopted this topic, which has no effect on the Company’s financial statements as it is for disclosure purposes only.

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 3 – SHORT-TERM BANK LOAN

The following summarizes short-term bank loan as of September 30, 2009 and December 31, 2008:

	9/30/2009		12/31/2008
Agricultural Bank of China	$2,453,708	Agricultural Bank of China	$2,484,653
Terms of these loans call for interest from 9.3375% to 9.711% per annum, with principal due in 2009		Terms of these loans call for interest from 9.3375% to 9.711% per annum, with principal due in 2009

Industrial and Commercial Bank of China -Xixiang Branch	2,197,384	Industrial and Commercial Bank of China -Xixiang Branch	876,937
Term of the loans call for interest at 5.31% per annum to a floating rate, with principal due in 2010		Term of these loans called for interest from 7.956% to 8.541% per annum, with principal due in 2009

Xixiang rural cooperative bank	732,461	Xixiang rural cooperative bank	730,780
Term of these loans call for interest from 11.46% to 12,24% per annum with principal due in 2009 and 2010		Term of these loans call for interest from 11.46% to 12,24% per annum with principal due in 2009 and 2010

Total	$5,383,553		$4,092,370
Current Portion	5,383,553		3,800,058
Long term Portion	$-		$292,312

As of September 30, 2009 $2,893,185 of short term debt was past due. Company repaid these amounts in October and November of 2009

Note 4 – COMPENSATED ABSENCES

Regulation 45 of local labor law entitles employees to annual vacation leave after 1 year of service. In general all leave must be utilized annually, with proper notification. Any unutilized leave is cancelled.

Note 5 – COMMITMENTS

The Company is committed to pay an additional $ 1,258,414 under an agreement of acquiring a new proprietary technology with Xi’an Tian Ya Medicine Technology Co., Ltd. The Company paid $ 498,074 that was included in prepayments.

Note 6 – INCOME TAX

The Company’s subsidiary and VIE were incorporated in the PRC which is governed by the Income Tax Laws of the PRC and various local tax laws. Effective January 1, 2008, China adopted a uniform tax rate of 25% for all enterprises (including foreign-invested enterprises).

The Company’s VIE is a high-tech enterprise and under PRC Income Tax Laws, it is entitled to a two-year tax exemption for 2006 through 2007.  Starting from 2008, the Enterprise Income Tax (EIT) is at a statutory rate of 15%.  The Company expensed $ 1,148,072 and $ 990,698 for income tax for the nine months ended September 30, 2009 and 2008.
.

 CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 7 – MAJOR CUSTOMERS AND CREDIT RISK

One customer represented 11.45% of sales for the nine months ended September 30, 2008. There were no customer who represented more than 10% of sales for the nine months ended September 30, 2009. Three customers accounted for 33.27% of the Company’s accounts receivable at September 30, 2008. No Customer accounted for more than 10% of accounts receivable at September 30, 2009. The Company had one and four vendors at September 30,2009 and 2008 who accounted for 13.03% and 64.28% of the total purchases, respectively. Two vendors at September 30, 2009 and 2008 accounted for 30.50% and 50.52% of the Company’s accounts payable.

Note 8 – STATUTORY RESERVES

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public affair fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public affair fund reserve was limited to 50 percent of the registered capital.  Effective January 1, 2006 there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or crease in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of September 30, 2009 and December 31, 2008, the Company had allocated $ 1,943,195 and $ 1,247,175 to these non-distributable reserve funds.

Note 9 – OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income (loss), included in stockholders’ equity at September 30, 2009 is as follows:

Accumulated Other Comprehensive Income (loss)
Balance at December 31, 2008	$41,266
Change for 2009	16,213
Balance at September 30, 2009	$57,478

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 10 – CURRENT VULNERABILITY DUE TO CERTAIN RISK FACTORS

The Company’s major operations are carried out in the PRC, therefore the Company is subject to the risks not typically associated with entities operating in the United States of America. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. All of the following risks may impair the Company’s business operations. If any of the following risks actually occurs, the Company’s business, financial condition or results of operations could be materially adversely affected.  In such case, investor may lose all or part of the investment. Additional risks include:

■	The Cony may not be able to adequately protect and maintain its intellectual property.
■	The Company may not be able to obtain regulatory approvals for its products.
■
The Company may have difficulty competing with larger and better financed companies in the same sector. New legislative or regulatory requirements may adversely affect the Company’s business and operations. The Company is dependant on certain key existing and future personnel.

■	The Company’s growth is dependent on its ability to successfully develop, market, or acquire new drugs. The Company may be subject to product liability claims in the future.
■	Changes in the laws and regulations in the PRC may adversely affect the Company’s ability to conduct its business.
■	The Company may experience barriers to conducting business due to governmental policy.
■	Capital outflow policies in the PRC may hamper the Company’s ability to remit income to the United States.
■	Fluctuation of the Renminbi could materially affect the Company’s financial condition and results of operations.
■	The Company may face obstacles from the communist system in the PRC.
■	The Company may have difficulty establishing adequate management, legal and financial controls in the PRC.
■	Trade barriers and taxes may have an adverse affect on the Company’s business and operations.
■	There may not be sufficient liquidity in the market for the Company’s securities in order for investors to sell their securities.

CHINA QINBA PHARMACEUTICALS, INC.
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

MORGENSTERN, SVOBODA, & BAER, CPA’s, P.C.

CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: MSBCPAS@GMAIL.COM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
China Qinba Pharmaceuticals, Inc.

We have audited the accompanying consolidated balance sheets of China Qinba Pharmaceuticals, Inc. (“Company”) as of December 31, 2008 and 2007, and the related consolidated statements of income, consolidated stockholders’ equity and comprehensive income, and consolidated statements of cash flow for the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of China Qinba Pharmaceuticals, Inc. as of December 31, 2008 and 2007, and the consolidated results of its operations and its cash flows for each of the years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Morgenstern, Svoboda & Baer, CPAs, P.C.
Certified Public Accountants

New York, NY
May 28, 2009

CHINA QINBA PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2008 AND 2007

	12/31/2008	12/31/2007
ASSETS
Current Assets
Cash and cash equivalents	$5,049,188	$1,810,964
Cash pledged	193,657
Accounts receivable	5,204,418	2,104,036
Other receivables	11,963	11,431
Inventories	249,716	808,171
Prepayments	722,697	46,222
Trade deposit paid	320,780	247,031
Total Current Assets	11,752,419	5,027,855

Property and equipment, net	8,101,407	8,525,541
Intangible assets, net	7,113,137	4,561,879
Total Assets	$26,966,963	$18,115,275

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$1,793,187	$1,916,261
Bank acceptance payable	193,657	––
Accrued expenses and other payables	449,561	407,315
Trade deposit received	179,484	71,098
Short-term bank loans	3,800,058	3,564,085
Amount due to a shareholder	32,885	27,416
Value-added tax payable	234,513	139,775
Income tax payable	314,448	––
Total Current Liabilities	6,997,793	6,125,950

Long-term Liabilities
Long-term bank loan	292,312	411,240
Total Liabilities	7,290,105	6,537,190

Stockholders’ Equity
Preferred stock, par value, $0.0001 per share 20,000,000 shares authorized, none outstanding
Common stock, par value, $0.0001 per share, 100,000,000 shares authorized, 31,450,000 and 31,250,000 issued and outstanding	3,145	3,125
Common stock subscribed, par value, $0.0001 per share, 250,000 shares issued	25	––
Paid-in capital	6,580,780	6,070,825
Subscriptions receivable	(10,000)
Statutory reserves	1,247,175	576,078
Accumulated other comprehensive loss	41,266	(219,369)
Retained earnings	11,814,467	5,147,426
Total Stockholders’ Equity	19,676,858	11,578,085

Total Liabilities and Stockholders’ Equity	$26,966,963	$18,115,275

The accompanying notes are an integral part of these financial statements.

CHINA QINBA PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
Sales, net	$18,174,003	$10,454,470

Cost of sales	(7,299,646)	(5,629,643)

Gross profit	10,874,357	4,824,827

Selling, general and administrative expenses	(1,874,807)	(1,008,430)

Income from operations	8,999,550	3,816,397

Other Income (Expense)
Interest income	32,635	21,060
Other income	13,014	192,986
Interest expense	(407,183)	(520,381)
Other expense	(3,687)	(13,009)
Total other Income (Expense)	(365,221)	(319,344)

Income before income taxes	8,634,329	3,497,053

Provision for income taxes	(1,296,191)	––

Net income	$7,338,138	$3,497,053

Net income per common share
Basic	$0.24	$0.11
Diluted	$0.24	$0.11

Weighted average common shares outstanding
Basic	31,283,333	31,250,000
Diluted	31,283,333	31,250,000

Net income	$7,338,138	$3,497,053
Other comprehensive income (loss)	260,635	(139,765)
Comprehensive income	$7,598,773	$3,357,288

The accompanying notes are an integral part of these financial statements.

CHINA QINBA PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Common Stock		Stock subscribed
	Shares	Amount	Shares	Amount	Paid- in Capital	Subscription receivable	Statutory Reserves	Comprehensive Income (Loss)	Retained Earnings	Total Shareholders’ Equity
Balance 12/31/2006	31,250,000	$3,125	––	––	$6,070,825	––	$226,373	$(79,604)	$2,000,078	$8,220,797
Transfer Reserves							349,705		(349,705)
Capital Contribution
Comprehensive income								(139,765)		(139,765)
Net Income for 2007									3,497,053	3,497,053
Balance 12/31/2007	31,250,000	3,125	––	––	6,070,825	––	576,078	(219,369)	5,147,426	11,578,085
Transfer Reserves							671,097		(671,097)	––
Capital Contribution	200,000	20			499,980					500,000
Common stock Subscribed			250,000	25	9,775	(10,000)				––
Other Comprehensive								260,635		260,635
Net Income for 2008									7,338,138	7,338,138
Balance 12/31/2008	31,450,000	$3,145	250,000	$25	$6,580,780	$(10,000)	$1,247,175	$41,266	$11,814,467	$19,676,858

The accompanying notes are an integral part of these financial statements.

CHINA QINBA PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,338,138	$3,497,053
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	639,339	502,602
Loss on disposition of fixed assets	12,745	7,632
Changes in operating assets and liabilities:
Cash pledged	(187,451)
Accounts receivable	(2,866,193)	(867,058)
Other receivables	217	13,873
Prepaid expenses	(667,760)	(40,379)
Trade deposit paid	(55,554)	(132,397)
Inventory	592,354	252,748
Accounts payable and accrued expenses	(227,149)	719,242
Bank acceptance payable	187,451
Trade deposit received	100,357	(11,919)
Amount due to a shareholder	3,537	––
VAT tax payable	82,745	55,803
Income tax payable	304,372	––
Total adjustment	(2,080,990)	500,147

Net cash provided by (used in) operating activities	5,257,148	3,997,200

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property & equipment	(10,041)	(130,611)
Proceeds of disposal of property, plant, and equipment	15,562
Intangible assets	(2,612,990)	(2,633,439)
Net cash used in Investing activities	(2,607,469)	(2,764,050)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from short-term bank loan	3,536,818	3,575,685
Repayment of short-term bank loan	(3,678,291)	(4,502,715)
Proceeds of issuance of stock	500,000	––
Net cash provided by (used in) financing activities	358,527	(927,030)

Effect of exchange rate changes on cash and cash equivalents	230,018	108,718

Net Increase (Decrease) in cash and cash equivalents	3,238,224	414,838

Cash and cash equivalents, beginning balance	1,810,964	1,396,126
Cash and cash equivalents, ending balance	$5,049,188	$1,810,964
SUPPLEMENTAL DISCLOSURES:
Interest payments	$407,183	$520,381
Income tax payments	$991,820	$––

The accompanying notes are an integral part of these financial statements.

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 1 – ORGANIZATION

China Qinba Pharmaceuticals, Inc. (“the Company”) was incorporated in the United States in Delaware on May 29, 2008. The Company formed Xi’an Pharmaceuticals Development Co., Ltd. (“Xi’an Pharmaceuticals” or the “WOFE”). Xi’an Pharmaceuticals is a wholly-owned subsidiary of China Qinba Pharmaceuticals, Inc. organized under the laws of the People’s Republic of China.

On October 28, 2008, Xi’an Pharmaceuticals Development Co., Ltd. entered into a series of agreements including a Management Entrustment Agreement, a Shareholders’ Voting Proxy Agreement, an Exclusive Option Agreement and a Share Pledge Agreement (the “Agreements”) with Xi’an Qinba Pharmaceutical Co., Ltd ("Xi’an Qinba") and its shareholders (the “Transaction”). Xi’an Qinba Pharmaceutical Co., Ltd. is a corporation formed under the laws of the PRC. According to these Agreements, Xi’an Pharmaceuticals Development Co., Ltd. acquired management control of Xi’an Qinba Pharmaceutical whereby Xi’an Pharmaceuticals Development Co., Ltd. is entitled to all of the net profits of Xi’an Qinba Pharmaceutical Co., Inc. as a management fee, and is obligated to fund Xi’an Qinba Pharmaceutical’s operations and pay all of the debts. In exchange for entering into the Agreements, on October 28, 2008, the Company issued 25,000,000 shares of its common stock to Xi’an Qinba Pharmaceutical Co., Ltd. owners, representing approximately 80% of the Company’s common stock outstanding after the Transaction. Consequently, the owners of Xi’an Qinba Pharmaceutical Co., Ltd. own a majority of the Company's common stock immediately following the Transaction, therefore, the Transaction is being accounted for as a "reverse acquisition", and Xi’an Qinba Pharmaceutical Co., Ltd. is deemed to be the accounting acquirer in the reverse acquisition.

These contractual arrangements completed on October 28, 2008 provide that Xi’an Pharmaceuticals Development Co., Ltd. has controlling interest in Xi’an Qinba Pharmaceutical as defined by FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”), an Interpretation of Accounting Research Bulletin No. 51, which requires Xi’an Pharmaceuticals Development Co., Ltd. to consolidate the financial statements of Xi’an Qinba Pharmaceutical and ultimately consolidate with its parent company, China Qinba (see Note 2, “Principles of Consolidation”).

The Company, through its subsidiary, and exclusive contractual arrangement with Xi’an Qinba Pharmaceutical Co., Ltd., is engaged in the business of manufacturing and marketing over-the-counter (“OTC”) and prescription pharmaceutical products which include capsules, granules and powder type medicines.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Yuan Renminbi; however the accompanying consolidated financial statements have been translated and presented in United States Dollars. The accompanying financial statements present the historical financial condition, results of operations and cash flows of the operating companies.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its subsidiary and variable interest entity (“VIE”) for which the Company is the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation. The Company has adopted FIN 46R which requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns.

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In determining Xi’an Qinba Pharmaceutical is the VIE of Xi’an Pharmaceuticals Development Co., Ltd., the Company considered the following indicators, among others:

●	Xi’an Pharmaceuticals has the full right to control and administrate the financial affairs and daily operation of Xi’an Qinba and has the right to manage and control all assets of Xi’an Qinba. The equity holders of Xi’an Qinba as a group have no right to make any decision about Xi’an Qinba’s activities without the consent of Xi’an Pharmaceuticals.

●	Xi’an Pharmaceuticals was assigned all voting rights of Xi’an Qinba and has the right to appoint all directors and senior management personnel of Xi’an Qinba. The equity holders of Xi’an Qinba possess no substantive voting rights.

●	Xi’an Pharmaceuticals will provide financial support if Xi’an Qinba requires additional funds to maintain its operations and to repay its debts.

●	Xi’an Pharmaceuticals should be paid a management fee equal to 25% of Xi’an Qinba’s sales amount. If there are no earnings before taxes and other cash expenses, then no fee shall be paid. If Xi’an Qinba sustains losses, they will be carried over to the next period and deducted from the next management fee. Xi’an Pharmaceuticals should assume all operation risks of Xi’an Qinba and bear all losses of Xi’an Qinba. Therefore, Xi’an Pharmaceuticals is the primary beneficiary of Xi’an Qinba.

Xi’an Qinba is wholly owned by the majority shareholders of the Company. The capital provided to Xi’an Qinba by the Company was recorded as interest-free loan to Xi’an Qinba. There was no written note to this loan and the loan is not interest bearing and was eliminated during consolidation. Under various contractual agreements, the shareholders of Xi’an Qinba are required to transfer their ownership to the Company’s subsidiary in China when permitted by PRC laws and regulations or to designees of the Company at any time when the Company considers it is necessary to acquire Xi’an Qinba. In addition, the shareholders of Xi’an Qinba have pledged their shares in Xi’an Qinba as collateral to secure these contractual arrangements.

Foreign Currency

The Company’s reporting currency is the U.S. dollar. The Company’s operation in China uses Chinese Yuan Renminbi (CNY) as its functional currency. The financial statements of the subsidiary are translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, “Foreign Currency Translation.” According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income,” as a component of shareholders’ equity. Foreign exchange transaction gains and losses are reflected in the income statement. For the year ended December 31, 2008 and 2007, the foreign currency translation adjustments to the Company’s comprehensive income(loss) were $260,635 and $ (139,765), respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis.

The standard credit period of the Company’s most of client is three months. Within the medical industry in China, the collection period is generally longer than for other industries. Management evaluates the collectability of the receivables at least quarterly. The estimated average collection period was 90 days as of December 31, 2008 and December 31, 2007. There was no allowance for doubtful account as of December 31, 2008 and December 31, 2007.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and allowances are made to reduce their inventories to market value, if lower. As of December 31, 2008 and 2007, inventories consist of the following:

	Years ended December 31,
	2008	2007
Raw materials	$185,052	$504,628
Finished goods	64,664	303,543
	$249,716	$808,171

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, Plant & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Building and improvements	20-32 years
Machinery	8-42 years
Fixture, furniture and equipment	5-15 years
Motor vehicles	5-7 years

Property, Plant & Equipment consist of the following:

	Years ended December 31,
	2008	2007
Building and improvements	$3,845,546	$3,845,546
Machinery	5,789,181	5,787,106
Fixture, furniture and equipment	109,227	101,262
Motor vehicles	111,834	140,378
	9,855,788	9,874,292
Less: Accumulated depreciation	(1,754,381)	(1,348,751)
	$8,101,407	$8,525,541

Depreciation expense for December 31, 2008 and December 31, 2007 was $405,630 and $392,651 respectively.

Intangible Assets

Intangible assets are amortized using the straight-line method over their estimated period of benefit, ranging from one to fifty years. Management evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. No impairments of intangible assets have been identified during any of the periods presented. The land rights purchased in 2003 will expire in 2053. All of the Company’s intangible assets are subject to amortization with estimated lives of:

Land use right	50 years
Proprietary technologies	20 years

As of December 31, 2008 and 2007, the components of finite-lived intangible assets are as follows:

	12/31/2008	12/31/2007
Land use right	$1,058,964	$1,058,965
Proprietary technologies	6,622,794	3,837,828
	7,681,760	4,896,793
Less: Accumulated amortization	(568,623)	(334,914)
	$7,113,137	$4,561,879

Amortized expense for December 31, 2008 and December 31, 2007 was $233,709 and $88,108 respectively.

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company has included the amortization of proprietary technologies in cost of sales.  Amortization expense of proprietary technologies for December 31, 2008 and 2007 were $209,219 and $65,183 respectively.

The estimated future amortization expenses related to intangible asset as of December 31, 2008 are as follows:

Years Ending December 31,
2009	$352,319
2010	352,319
2011	352,319
2012	352,319
2013	352,319
Thereafter	5,351,542

Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS No. 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2008, there were no significant impairments of its long-lived assets.

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107, “Disclosures about Fair Value of Financial Instruments,” requires that the Company discloses estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Value Added Tax Payable

The Company is subject to a value added tax rate of 17% on product sales by the People’s Republic of China. Value added tax payable is computed net of value added tax paid on purchases for all sales in the People’s Republic of China.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104, “Revenue Recognition.” Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

The Company does not allow its customers to return products. The Company’s customers can exchange products only if they are damaged in transportation.

Stock-Based Compensation

In October 1995, the FASB issued SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights.

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2004, the FASB issued FASB Statement No. 123R ("SFAS 123R"), "Share-Based Payment, an Amendment of FASB Statement No. 123." SFAS 123R requires companies to recognize in the statement of operations the grant date fair value of stock options and other equity-based compensation issued to employees. SFAS 123R is effective beginning in the Company's first quarter of fiscal 2006.

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

In July 2006, the FASB issued Interpretation No. 48 (FIN 48), “Accounting for uncertainty in Income Taxes.” FIN 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS 5, “Accounting for Contingencies.” FIN 48 is effective for fiscal years beginning after December 15, 2006. As a result of implementing FIN 48, there have been no adjustments to the Company’s financial statements.

Comprehensive Income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income, foreign currency translation adjustments.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Segment Reporting

Statement of Financial Accounting Standards No. 131, “Disclosure about Segments of an Enterprise and Related Information,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Recent Accounting Pronouncements

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments.” SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS No. 155 permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. The adoption of this Statement had no material impact on the Company’s results

In March 2006, the FASB issued FASB Statement No. 156, “Accounting for Servicing of Financial Assets – an amendment to FASB Statement No. 140.” Statement No. 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In September 2006, FASB issued Statement of Financial Accounting Standards 157 (“SFAS 157”), “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of this Statement had no material impact on the Company’s results.

In September 2006, FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded statues in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007.

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements.
a.  A brief description of the provisions of this Statement
b.  The date that adoption is required
c.  The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The Company believes that the adoption of these standards will have no material impact on its financial statements.

In December 2006, the FASB issued FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements” ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, “Accounting for Contingencies.” FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The adoption of FSP 00-19-2 had no material impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 had no material impact on the Company’s financial condition or results of operations.

In December 2007, the FASB issued SFAS No. 160, “Non-Controlling Interests in Consolidated Financial Statements.” This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for the Company’s fiscal year beginning October 1, 2009. Management is currently evaluating the effect of this pronouncement on financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.” The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133: and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. Management is currently evaluating the effect of this pronouncement on financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement will provide a framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. With the issuance of SFAS No. 162, the GAAP hierarchy for nongovernmental entities will move from auditing literature to accounting literature. The Company is currently assessing the impact of SFAS No. 162 on its financial position and results of operations.

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 3 – SHORT-TERM BANK LOAN

The following summarizes short-term bank loan as of December 31, 2008 and 2007:

	2008		2007
Agricultural Bank of China	$2,484,653	Agricultural Bank of China	$2,330,363
Terms of these loans call for interest from 9.3375% to 9.711% per annum, with principal due in 2009		Terms of these loans call for interest from 8.892% to 9.477% per annum, with principal due in 2008.

Industrial and Commercial Bank of China -Xixiang Branch	876,937	Industrial and Commercial Bank of China -Xixiang Branch	959,562
Term of these loans called for interest from 7.956% to 8,541% per annum, with principal due in 2009		Term of these loans called for interest from 7.956% to 9.126% per annum, with principal due in 2008

Xixiang rural cooperative bank	730,780	Xixiang rural cooperative bank	685,401
Term of these loans call for interest from 11.46% to 12,24% per annum with principal due in 2009 and 2010		Term of these loans call for interest from 10.08% to 11.46% per annum with principal due in 2008 and 2009

Total	$4,092,370		$3,975,325
Current Portion	3,800,058		3,564,085
Long term Portion	$292,312		$411,240

Note 4 – BANK ACCEPTANCES

Industrial and Commercial Bank of China issued bank acceptances totaling $ 193,657 to four of the Company’s suppliers. There is no interest to be paid to the bank as the Company pledged the same amount in deposits in bank as collateral. The acceptances are due between December 25, 2008 and March 17, 2009.

Note 5 – COMPENSATED ABSENCES

Regulation 45 of local labor law entitles employees to annual vacation leave after 1 year of service. In general all leave must be utilized annually, with proper notification. Any unutilized leave is cancelled.

Note 6 – INCOME TAX

The Company was incorporated in the United States of America and has operations in two tax jurisdictions - the United States of America and the PRC. For the operation in the United States of America, the Company has not incurred any net accumulated operating losses that could be utilized in the future. The Company generated substantially all of its net income from its PRC operations for the year ended December 31, 2008 and 2007 has recorded income tax provision for the period.

The Company’s subsidiary and VIE were incorporated in the PRC which is governed by the Income Tax Laws of the PRC and various local tax laws. Effective January 1, 2008, China adopted a uniform tax rate of 25% for all enterprises (including foreign-invested enterprises).

The Company’s VIE is a high-tech enterprise and under PRC Income Tax Laws, it is entitled to a two-year tax exemption for 2006 through 2007. Starting from 2008, the Enterprise Income Tax (EIT) is at a statutory rate of 15%. The Company expensed $1,296,191 and $0 for income tax for the year ended December 31, 2008 and 2007.

	Years Ended December 31,
	2008	2007
Income tax provision	$1,296,191	$0
Change in deferred tax assets	––	––
Change in valuation allowance	––	––
Income tax expenses	$1,296,191	$0

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 7 – MAJOR CUSTOMERS AND CREDIT RISK

No single customer represented more than 10% of sales for the year ended December 31, 2008. No customers accounted for more than 10% of sales for the year ended December 31, 2007. One and six customers accounted for greater than 10% of accounts receivable at December 31, 2008 and 2007. The one accounted for 10.72% and the six for 60.35% of the Company’s accounts receivable at December 31, 2008 and 2007, respectively. The Company had three and two vendors at December 31, 2008 and 2007 who accounted for 71.01% and 43.98% of the total purchases, respectively. Three and two vendors at December 31, 2008 and 2007 accounted for 63.5% and 59.9% of the Company’s accounts payable.

Note 8 – STATUTORY RESERVES

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public affair fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public affair fund reserve was limited to 50 percent of the registered capital. Effective January 1, 2006 there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or crease in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of December 31, 2008 the Company had allocated $ 1,247,175 to these non-distributable reserve funds.

Note 9 – OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income (loss), included in stockholders’ equity at December 31, 2008 and 2007 is as follows:

Accumulated Other Comprehensive Income (loss)
Balance at December 31, 2006	$(79,604)
Change for 2007	(139,765)
Balance at December 31, 2007	(219,369)
Change for 2008	260,635
Balance at December 31, 2008	$41,266

CHINA QINBA PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 10 – CURRENT VULNERABILITY DUE TO CERTAIN RISK FACTORS

The Company’s major operations are carried out in the PRC, therefore the Company is subject to the risks not typically associated with entities operating in the United States of America. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. All of the following risks may impair the Company’s business operations. If any of the following risks actually occurs, the Company’s business, financial condition or results of operations could be materially adversely affected. In such case, investor may lose all or part of the investment. Additional risks include:

●	The Company may not be able to adequately protect and maintain its intellectual property.
●	The Company may not be able to obtain regulatory approvals for its products.
●	The Company may have difficulty competing with larger and better financed companies in the same sector. New legislative or regulatory requirements may adversely affect the Company’s business and operations. The Company is dependant on certain key existing and future personnel.
●	The Company’s growth is dependent on its ability to successfully develop, market, or acquire new drugs. The Company may be subject to product liability claims in the future.
●	Changes in the laws and regulations in the PRC may adversely affect the Company’s ability to conduct its business.
●	The Company may experience barriers to conducting business due to governmental policy.
●	Capital outflow policies in the PRC may hamper the Company’s ability to remit income to the United States.
●	Fluctuation of the Renminbi could materially affect the Company’s financial condition and results of operations.
●	The Company may face obstacles from the communist system in the PRC.
●	The Company may have difficulty establishing adequate management, legal and financial controls in the PRC.
●	Trade barriers and taxes may have an adverse affect on the Company’s business and operations.
●	There may not be sufficient liquidity in the market for the Company’s securities in order for investors to sell their securities.

(b)  PRO FORMA FINANCIAL INFORMATION.

The following pro forma financial information is filed as Exhibit 99.4 to this Current Report and is incorporated herein by reference:

1.	The Unaudited Pro Forma Condensed Combined Balance Sheet of Allstar Restaurants and China Qinba Pharmaceuticals as of September 30, 2009

2.	The Unaudited Pro Forma Condensed Combined Statements of Operations of Allstar Restaurants and China Qinba Pharmaceuticals as of September 30, 2009

ALLSTAR RESTAURANTS

Pro Forma Condensed Combined Financial Statements
(Unaudited)

For the Period Ended September 30, 2009

Allstar Restaurants
Index to Pro Forma Condensed Combined Financial Statements (Unaudited)

Page

Introduction to Pro Forma Condensed Combined Financial Statements (Unaudited)	82

Pro Forma Condensed Combined Balance Sheet (Unaudited)	83

Pro Forma Condensed Combined Statement of Operations (Unaudited)	84

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)	85 - 86

Allstar Restaurants
Introduction to Pro Forma Condensed Combined Financial Statements (Unaudited)

The following unaudited pro forma condensed combined financial statements give effect to the transaction between Allstar Restaurants (the “Company”) and China Qinba Pharmaceutical (“China Qinba”). In accordance with the Merger Agreement pursuant to which Allstar Acquisition Co., (“Acquisition Subsidiary”), a wholly-owned subsidiary of the Company, will acquire all of the outstanding capital stock and ownership interest of China Pharmaceuticals, Inc. in consideration for the issuance of 33,600,000 shares of the Company’s common stock.  The Merger will result in a change in control of the Company, with China Qinba owning approximately 87.5% of the Company’s common stock after giving effect to a spin-out of the Company’s wholly-owned subsidiary and a 5 for 6 reverse split of the Company’s common stock. Upon the closing of the transactions contemplated by the Merger Agreement, China Qinba will become a wholly-owned subsidiary of the Company. This transaction will be accounted for as a reverse acquisition.

The pro forma condensed combined statements of operations for the period ended September 30, 2009 assumes that the Merger Transaction was consummated on September 30, 2009. The pro forma condensed combined balance sheet as of September 30, 2009 assumes the Merger Transaction , the spin-out of the Company’s subsidiary and the 5 for 6 reverse split were consummated on that date. The information presented in the pro forma condensed combined financial statements does not purport to represent what our financial position or results of operations would have been had the Merger Transaction, spin-out of the Company’s subsidiary, 5 for 6 reverse split occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Merger Transaction, the Spin-out of the Company’s subsidiary and the 5 for 6 reverse split of the shares.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

These pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements of the Company and China Qinba.

ALLSTAR RESTAURANTS AND
CHINA QINBA PHARMACEUTICALS, INC.
Combined – Pro Forma Balance Sheet
As of September 30, 2009
(unaudited)
	Allstar Restaurants	China Qinba Pharmaceuticals, Inc.	Combined		Pro Forma Adjustments Debit Credit		Pro Forma Combined

ASSETS

Current assets
Cash and cash equivalents	$10,378	$6,475,140	$6,485,518	(a)(c)	$-	$10,378	$6,475,140
Accounts receivable, net	-	8,018,908	8,018,908		-	-	8,018,908
Other receivable	7,696	-	7,696		-	7,696	-
Due from related parties	-	5,420	5,420		-	-	5,420
Inventory	18,784	392,754	411,538	(a)	-	18,764	392,754
Prepaid expenses	9,172	2,135,318	2,144,490	(a)	-	9,172	2,135,318
	46,030	17,027,540	17,073,570		-	46,030	17,027,540
Property and equipment, net	127,962	7,793,322	7,921,284	(a)	-	127,962	7,793,322
Construction in progress	-	3,369,322	3,369,322		-	-	3,369,322
Intangible assets	-	6,829,889	6,829,889		-	-	6,829,889

	$173,992	$35,020,073	$35,194,065		$-	$173,992	$35,020,073

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Bank indebtedness	$-	$5, 383,553	$5,383,553		$-	$-	$5,383,553
Accounts payable	51,041	654,316	705,357	(a)(c)	51,041	-	654,316
Accrued expenses and other payables	-	910,771	910,771	(c)	-	-	910,771
Due to related party	56,062	732,461	788,523	(c)	56,062	-	732,461
SBL Loan – current portion	30,801	-	30,801	(c)	30,801	-	-
Trade deposit received	-	345,475	345,475		-	-	345,475
VAT tax payable	-	493,556	493,556		-	-	493,556
Income tax payable	-	487,983	487,983		-	-	487,983
	137,904	9,008,115	9,146,019		137,904	-	9,008,115

Long-term liabilities
Long-term loan – SBL Loan	57,378	-	57,378		57,378	-	-

Stockholders’ equity
Capital stock	9,950	3,170	13,120	(a)(b)(c)	7,658	-	5,462
Subscription receivables	-	(1,000)	(1,000)	(c)		1,000	-
Additional paid in capital	165,340	6,580,780	6,746,120	(a)(b)(c)(d)	177,449	6,658	6,575,329
Statutory reserve	-	1,943,195	1,943,195		-	-	1,943,195
Other comprehensive income	(499)	57,479	56,980	(a)	-	499	57,479
Retained earnings (deficit)	(196,081)	17,428,334	17,232,253	(c)(d)	-	198,240	17,430,493
	(21,290)	26,011,958	25,990,668		185,107	206,397	26,011,958

	$173,992	$35,020,073	$35,194,065		$380,389	$380,389	$35,020,073

The accompanying notes are an integral part of these combined financial statements.

ALLSTAR RESTAURANTS AND
CHINA QINBA PHARMACEUTICALS, INC.
Combined – Pro Forma Statements of Operations
For the Period Ended September 30, 2009
(unaudited)

	Allstar Restaurants	China Qinba Pharmaceuticals, Inc.	Combined	Pro Forma Adjustments		Pro Forma Combined
Sales, net	$617,819	$18,394,922	$19,012,741	(a)	$(617,819)	$18,394,922

Cost of sales	180,519	8,439,397	8,619,916	(a)	(180,519)	8,439,397

	437,300	9,955,525	10,392,825		(437,300)	9,955,525

General and administrative expenses	455,953	2,313,604	2,769,557	(a)(c)(d)	(458,112)	2,311,445

Income (loss) from operations	(18,653)	7,641,921	7,623,268		20,812	7,644,080

Other income (expenses)	(12,477)	(183,962)	(196,439)		12,477	(183,962)

Income (loss) before income taxes	(31,130)	7,457,959	7,426,829		33,289	7,460,118

Provision for income taxes	-	1,148,072	1,148,072		-	1,148,072

Net income (loss) for the period	(31,130)	6,309,887	6,278,757		33,289	6,312,046

Foreign currency translation adjustment	-	-	-		-	-

Comprehensive income (loss) for the period	$(31,130)	$6,309,887	$6,278,757		$33,289	$6,312,046

The accompanying notes are an integral part of these combined financial statements.

ALLSTAR RESTAURANTS AND
CHINA QINBA PHARMACEUTICALS, INC.
Notes to the Pro Forma Condensed Combined Financial Statements
For the Period Ended September 30, 2009
(unaudited)

1.         MERGER TRANSACTION

The Merger Transaction is being accounted for as a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, the Acquisition Subsidiary, a wholly-owned subsidiary of the Company (the legal acquirer) is considered the accounting acquiree and China Qinba (the legal acquiree) is considered the accounting acquirer for accounting purposes.

Subsequent to the Merger Transaction, the financial statements of the combined entity will in substance be those of China Qinba. The assets, liabilities and historical operations prior to the share exchange transaction will be those of China Qinba. Subsequent to the date of the Merger Transaction, China Qinba is deemed to be a continuation of the business of the Company. Therefore post exchange financial statements will include the combined balance sheet of the Company and China Quinba, the historical operations of China Qinba and the operations of the Company and China Children from the closing date of the Merger Transaction forward.

The outstanding stock of the Company prior to the Merger Transaction will be accounted for at their net book value and no goodwill will be recognized.

2.         PRO FORMA ADJUSTMENTS

(A)
To reflect the spin-out of the Company’s wholly-owned subsidiary, China Doll Foods Ltd., resulting in the re-purchase and cancellation of 5,100,000 shares of the Company’s common stock for all of the issued and outstanding shares of China Doll Foods Ltd.

(B)	To effectuate the 5 for 6 reverse stock split of the Company’s common stock.

(C)	To recapitalize for the Merger Transaction.

(D)
To reflect the issuance of 4,200,000 warrants at an exercise price of $0.83 per share to employees and consultants. The fair value of warrants was estimated using a Black-Scholes option pricing model with the following assumptions: average risk-free interest rate – 1.89%; expected life – 3 years; expected volatility – 78.6%; and expected dividends – nil.  A value of $5,396 has been treated as an issuance cost and recorded as a reduction to additional paid-in capital (common stock) with a corresponding increase to additional paid-in capital (warrants). A value of $2,159 has been treated as an investor relation expense and recorded as expense in the statements of operation with a corresponding increase to additional paid-in capital (warrants).

ALLSTAR RESTAURANTS AND
CHINA QINBA HARMACEUTICALS, INC.
Notes to the Pro Forma Condensed Combined Financial Statements
For the Period Ended September 30, 2009
(unaudited)

3.         COMMON SHARES OUTSTANDING

These pro forma financial statements assume the Merger Transaction occurred as of the beginning of the period ending September 30, 2009.  Therefore, the weighted average number of shares outstanding for the period ending September 30, 2009 equals the total number of shares outstanding upon completion of the Exchange Transaction as follows:

Pre-Exchange Transaction Common Shares Outstanding:	9,950,000
Re-purchase of the Company’s shares:	(5,100,000)
Issuance of the Company’s shares for all outstanding shares of China Qinba	33,600,000)
Reverse stock split (5 post-shares for 6 pre-shares)	(6,408,333)
Post-Exchange Transaction Common Shares Outstanding:	32,041,667

Note that the potentially issuable shares of common stock underlying warrants have been excluded from the weighted average number of shares outstanding in the calculation of basic and diluted earnings per share as application of the treasury stock method would result in the assumed exercise of warrants being anti-dilutive.

(c)  SHELL COMPANY TRANSACTIONS

Reference is made to Items  9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d)  EXHIBITS

Exhibit Number	Description

2.1
Merger Agreement and Plan of Reorganization by and among Allstar Restaurants, Allstar Acquisitions Co., Terry Bowering, and   China Qinba Pharmaceuticals, Inc. and the Controlling Shareholders of China Quinba dated February 12, 2010 *

2.2	Share Exchange Agreement between Allstar Restaurants and Terry Bowering dated February 12, 2010
3.1	Charter and Articles of Incorporation of Allstar Restaurants, a Nevada corporation.
3.2	Amended Articles of Incorporation of Allstar Restaurants a Nevada Corporation
3.3	Amended Articles of Incorporation of Allstar Restaurants a Nevada Coporation Name Change
10.1	Medical Materials Contract – Xi’an Tianyi Biotechnology Co. Ltd,
10.2	Medicine Packaging Material Contract – Shaanxi Daxin Plastics Co. Ltd.
10.3	Medicine Materials Contract – Shaanxi Qiangli Technology Co. Ltd.
10.4	Employment Agreement with Tao Lei, Chief Financial Officer
10.5	Employment Agreement with GouzhuWang Chief Executive Officer
10.6	Employment Agreement with Guiping Zhang, President
10.7	Warrant Placement Agreement – IFG Investments Services, Inc.
10.8	Warrant Placement Agreement – HACG Investor Relations Services Inc.
10.9	Warrant Placement Agreement – Dragon Link Investments Ltd.
10.10	Consulting Agreement IFG Investment Services, Inc. January 5, 2010
10.11	Investor Relations Agreement HACG Investor Relations Services Inc. January 27, 2010
10.12	Referral Agreement Dragon Link Investments Ltd. December 17, 2009
10.13	Agreement on Entrustment for Operation and Management
10.14	Agreement on Share Pledge Their Exhibit
10.15	Exclusive Option Agreement
16.1	Allstar Letter to HJ & Associates – Termination Letter
16.2	HJ & Associates Letter – Item 4.01
23.1	Auditor’s Letter February 5, 2010 - Acquavella, Chiarelli, Shuster, Berkower & Co., LLP
23.2	Auditors Letter February 2010 – Morgenstern, Svoboda & Baer, CPAs P.C.
99.1	New Release

* The schedules to this document are not being filed herewith. Allstar Restaurants agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSTAR RESTAURANTS

Date: February 19, 2010	By:	/s/ Guozhu Wang
Guozhu Wang
Chief Executive Officer (Chief Principal Officer)